                                                                    Exhibit 10.7


                                                                [CONFORMED COPY]

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                         PANAVISION INTERNATIONAL, L.P.

                                       and

                              SUBSIDIARY GUARANTORS

                          -----------------------------

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of December 5, 1996

                         ------------------------------

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

         [Exhibits C and D are photocopies of the opinions as delivered]

================================================================================

                                TABLE OF CONTENTS

            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                           Page

Section 1.  Definitions and Accounting Matters.............................  2
      1.01  Certain Defined Terms..........................................  2
      1.02  Accounting Terms and Determinations............................ 28
      1.03  Classes and Types of Loans..................................... 29

Section 2.  Commitments, Loans, Notes and Prepayments...................... 29
      2.01  Loans.......................................................... 29
      2.02  Borrowings..................................................... 31
      2.03  Letters of Credit.............................................. 31
      2.04  Changes of Commitments......................................... 37
      2.05  Commitment Fee................................................. 39
      2.06  Lending Offices................................................ 39
      2.07  Several Obligations; Remedies Independent...................... 39
      2.08  Notes.......................................................... 40
      2.09  Optional Prepayments and Conversions or
                Continuations of Loans..................................... 41
      2.10  Mandatory Prepayments and Reductions of
                Commitments................................................ 41

Section 3.  Payments of Principal and Interest............................. 45
      3.01  Repayment of Loans............................................. 45
      3.02  Interest....................................................... 46

Section 4.  Payments; Pro Rata Treatment; Computations;
                Etc........................................................ 47
      4.01  Payments....................................................... 47
      4.02  Pro Rata Treatment............................................. 48
      4.03  Computations................................................... 49
      4.04  Minimum Amounts................................................ 49
      4.05  Certain Notices................................................ 49
      4.06  Non-Receipt of Funds by the Administrative Agent............... 50
      4.07  Sharing of Payments, Etc....................................... 52

Section 5.  Yield Protection, Etc.......................................... 53
      5.01  Additional Costs............................................... 53
      5.02  Limitation on Types of Loans................................... 55
      5.03  Illegality..................................................... 56
      5.04  Treatment of Affected Loans.................................... 56
      5.05  Compensation................................................... 57
      5.06  Additional Costs in Respect of Letters of Credit............... 58
      5.07  U.S. Taxes..................................................... 58
      5.08  Replacement Lenders............................................ 60


                                       (i)
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                                                                           Page

Section 6.  Guarantee...................................................... 61
      6.01  The Guarantee.................................................. 61
      6.02  Obligations Unconditional...................................... 61
      6.03  Reinstatement.................................................. 62
      6.04  Subrogation.................................................... 63
      6.05  Remedies....................................................... 63
      6.06  Instrument for the Payment of Money............................ 63
      6.07  Continuing Guarantee........................................... 64
      6.08  Rights of Contribution......................................... 64
      6.09  General Limitation on Guarantee Obligations.................... 65

Section 7.  Conditions Precedent........................................... 65
      7.01  Effectiveness.................................................. 65
      7.02  Initial and Subsequent Extensions of Credit.................... 68

Section 8.  Representations and Warranties................................. 68
      8.01  Existence...................................................... 68
      8.02  Financial Condition............................................ 69
      8.03  Litigation..................................................... 69
      8.04  No Breach...................................................... 70
      8.05  Action......................................................... 70
      8.06  Approvals...................................................... 70
      8.07  Use of Credit.................................................. 71
      8.08  ERISA.......................................................... 71
      8.09  Taxes.......................................................... 71
      8.10  Investment Company Act......................................... 71
      8.11  Public Utility Holding Company Act............................. 71
      8.12  Material Agreements and Liens.................................. 71
      8.13  Environmental Matters.......................................... 72
      8.14  Capitalization................................................. 73
      8.15  Subsidiaries, Etc.............................................. 73
      8.16  Title to Assets................................................ 74
      8.17  True and Complete Disclosure................................... 74
      8.18  Real Property.................................................. 75

Section 9.  Covenants of the Borrower...................................... 75
      9.01  Financial Statements Etc....................................... 75
      9.02  Litigation..................................................... 79
      9.03  Existence, Etc................................................. 80
      9.04  Insurance...................................................... 81
      9.05  Prohibition of Fundamental Changes............................. 81
      9.06  Limitation on Liens............................................ 85
      9.07  Indebtedness................................................... 87
      9.08  Investments.................................................... 87
      9.09  Restricted Payments............................................ 88
      9.10  Certain Financial Covenants.................................... 89
      9.11  Subordinated Indebtedness...................................... 91
      9.12  Lines of Business.............................................. 92
      9.13  Transactions with Affiliates................................... 92
      9.14  Use of Proceeds................................................ 92
      9.15  Certain Obligations Respecting Subsidiaries.................... 93


                                      (ii)

                                                                           Page

      9.16  Modifications of Certain Documents............................. 95
      9.17  Obligations relating to Collateral Security.................... 95

Section 10.  Events of Default............................................. 96

Section 11.  The Administrative Agent......................................101
      11.01  Appointment, Powers and Immunities............................101
      11.02  Reliance by Administrative Agent..............................102
      11.03  Defaults......................................................102
      11.04  Rights as a Lender............................................103
      11.05  Indemnification...............................................103
      11.06  Non-Reliance on Administrative Agent and Other
                Lenders....................................................103
      11.07  Failure to Act................................................104
      11.08  Resignation or Removal of Administrative Agent................104
      11.09  Consents under Other Loan Documents...........................105

Section 12.  Miscellaneous.................................................105
      12.01  Waiver........................................................105
      12.02  Notices.......................................................105
      12.03  Expenses, Etc.................................................106
      12.04  Amendments, Etc...............................................107
      12.05  Successors and Assigns........................................108
      12.06  Assignments and Participations................................108
      12.07  Survival......................................................112
      12.08  Captions......................................................112
      12.09  Counterparts..................................................112
      12.10  Governing Law; Submission to Jurisdiction.....................113
      12.11  Waiver of Jury Trial..........................................113
      12.12  Treatment of Certain Information;
                Confidentiality............................................113
      12.13  Limitation of Liability of Partners...........................114


                                      (iii)

SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Subsidiaries and Investments
SCHEDULE III - Real Property
SCHEDULE IV  - Partnership and Other Equity Interests of the
                  Borrower
SCHEDULE V   - Litigation
SCHEDULE VI  - Taxes
SCHEDULE VII - Environmental Matters

EXHIBIT A-1 -  Form of Revolving Credit Note
EXHIBIT A-2 -  Form of Term Loan Note
EXHIBIT B   -  Form of Amendment No. 1 to Security Agreement
EXHIBIT C   -  Form of of Special New York Counsel to the
                  Obligors
EXHIBIT D   -  Form of Opinion of Special New York Counsel to
                  Chase
EXHIBIT E   -  Form of Guarantee Assumption Agreement
EXHIBIT F   -  Form of Confidentiality Agreement
EXHIBIT G   -  Form of Assignment and Acceptance


                                      (iv)

            SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 5, 1996 between: PANAVISION INTERNATIONAL, L.P., a Delaware limited partnership (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereof and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the Effective Date pursuant to Section 9.15(a) hereof (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the Effective Date pursuant to Section 12.06(b) hereof (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Borrower, the Subsidiary Guarantors, the Lenders, and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of September 10, 1996 (as heretofore modified and supplemented and in effect on the date of this Agreement, the "Existing Credit Agreement") providing, subject to the terms and conditions thereof, for the making of revolving credit and term loans to the Borrower. The parties hereto now wish to amend the Existing Credit Agreement by, among other things, decreasing the amount of credit available thereunder to $100,000,000, by prepaying in full a portion of the Existing Facility A Term Loans (as hereinafter defined) and all of the Existing Facility B Term Loans (as hereinafter defined) outstanding under the Existing Credit Agreement, by increasing the aggregate amount of the Revolving Credit Commitments and by amending certain of the other provisions thereof and, in that connection, wish to amend and restate the Existing Credit Agreement in its entirety, it being the intention of the parties hereto that the loans outstanding under the Existing Credit Agreement on the Effective Date (as hereinafter defined) (other than a portion of the Existing Facility A Term Loans and all of the Existing Facility B Term Loans) shall continue and remain outstanding and not be repaid on the Effective Date, but shall be assigned and reallocated among the Lenders as provided in Section 2.01 hereof.

            Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the date hereof (but subject to the satisfaction of the conditions precedent specified in Section 7 hereof), be amended and restated in its entirety as follows:


                                Credit Agreement
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                                      - 2 -


            Section 1. Definitions and Accounting Matters.

            1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "Acquired Entity" shall mean any business, assets or Person subject to an Acquisition permitted under Section 9.05(b)(iv) hereof.

            "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which either or both of the Borrower and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, partnership, joint venture or other firm or any division of any corporation, partnership, joint venture or other firm or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a majority ownership interest in any partnership, joint venture or other firm. The terms "Acquire" and "Acquired" used as a verb shall have a correlative meaning.

            "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual


                                Credit Agreement
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                                      - 3 -


shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Borrower shall be Affiliates.

            "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

            "Applicable Margin" shall mean, with respect to Revolving Credit Loans and Term Loans of any Type during any Accrual Period (as defined below), the respective rates indicated below for such Loans of such Type opposite the applicable Total Debt Ratio indicated below for such Accrual Period:

           Range                   Applicable Margin (% p.a.)
            of                     --------------------------
      Total Debt Ratio         Base Rate Loans   Eurodollar Loans
      ----------------         ---------------   ----------------

      Greater than
        3.75 to 1                   0.75%            2.00%

      Greater than 3.25
       to 1 but less than
       or equal to 3.75 to 1        0.50%            1.75%

      Greater than 2.75
       to 1 but less than
       or equal to 3.25 to 1        0.25%            1.50%

      Greater than 2.25
       to 1 but less than
       or equal to 2.75 to 1        0%               1.25%

      Greater than or equal to
       1.75 to 1 but less than
       or equal to 2.25 to 1        0%               1.00%

      Less than 1.75 to 1           0%               0.75%.

For purposes of this definition and the definition of "Applicable Fee Rate", an "Accrual Period" shall mean the period commencing during any fiscal quarter on the date (the "Change Date") that is the third Business Day following the receipt by the Administrative Agent of the certificate referred to in the next


                                Credit Agreement
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                                      - 4 -


following paragraph to but not including the Change Date in the immediately following fiscal quarter, provided that the initial Accrual Period shall commence on the Effective Date and continue until the Change Date during the fiscal quarter commencing January 1, 1997.

            The Total Debt Ratio for the initial Accrual Period shall be determined on the basis of the certificate of a Senior Officer delivered pursuant to Section 7.01(i) hereof. The Total Debt Ratio for any Accrual Period after the initial Accrual Period shall be determined on the basis of a certificate of a Senior Officer setting forth a calculation of the Total Debt Ratio as at the last day of the fiscal quarter ending immediately prior to the first day of such Accrual Period, each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based, provided that, with respect to the last fiscal quarter of a fiscal year of the Borrower, the Borrower may (but shall not be required to) provide such certificate and accompanying unaudited financial statements for such fiscal quarter (of the type contemplated by Section 9.01(b) hereof) to the Administrative Agent prior to the delivery of the audited financial statements of the Borrower required to be delivered pursuant to Section 9.01(c) hereof and such certificate shall be the basis for determining the Total Debt Ratio for purposes of this definition and the definition of "Applicable Fee Rate".

            Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be the highest rates provided for above (i.e. 0.75% with respect to Base Rate Loans and 2.00% with respect to Eurodollar Loans) (i) during any period when an Event of Default shall have occurred and be continuing, or (ii) so long as the Borrower shall be in default of its obligation to deliver any financial statements pursuant to Section 9.01(b) or 9.01(c) hereof.

            "Applicable Fee Rate" shall mean, during any Accrual Period (as defined in the definition of "Applicable Margin" in this Section 1.01), the rate indicated opposite the applicable Total Debt Ratio indicated below for such Accrual Period:

           Range
            of
      Total Debt Ratio               Applicable Fee Rate (% p.a.)
      ----------------               ----------------------------

      Greater than or
        equal to 2.25 to 1                     0.375%


                                Credit Agreement
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                                      - 5 -


      Greater than or equal
       to 1.75 to 1 but
       less than 2.25 to 1                     0.3125%

      Less than 1.75 to 1                      0.25%

            The Total Debt Ratio for each Accrual Period shall be determined as set forth in the definition of "Applicable Margin" in this Section 1.01.

            Anything in this Agreement to the contrary notwithstanding, the Applicable Fee Rate shall be 0.375% (i) during any period when an Event of Default shall have occurred and be continuing, or (ii) so long as the Borrower shall be in default of its obligation to deliver any financial statements pursuant to Section 9.01(b) or 9.01(c) hereof.

            "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

            "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

            "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

            "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

            "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or a Continuation of an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or a Continuation of an Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.


                                Credit Agreement

            "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of assets capitalized under Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that in calculating Capital Expenditures (i) for any period during the fiscal year ending December 31, 1995, there shall be excluded an amount up to but not exceeding $3,400,000 for any leasehold improvements in respect of the premises subject to the Woodland Hills Lease made during such period, (ii) for any period during the fiscal year ending December 31, 1996, there shall be excluded an amount up to but not exceeding $1,000,000 for any additional leasehold improvements in respect of the premises subject to the Woodland Hills Lease made during such period and (iii) there shall be excluded any expenditure to the extent made with the proceeds of any Casualty Event or any Excluded Disposition.

            "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

            "Chase" shall mean The Chase Manhattan Bank.

            "Class" shall have the meaning assigned to such term in Section 1.03 hereof.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Account" shall have the meaning assigned to such term in
Section 4.01 of the Security Agreement.

            "Commitments" shall mean, collectively, the Revolving Credit Commitments and the Term Loan Commitments.


                                Credit Agreement

            "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.

            "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

            "Debt Service" shall mean, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period plus (b) all Interest Expense for such period.

            "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "EBITDA" shall mean, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net income for such period (calculated after eliminating extraordinary gains and losses and unusual items) plus (b) income and other taxes (to the extent deducted in determining net income) for such period plus (c) depreciation and amortization and other non-cash charges (to the extent deducted in determining net income) for such period plus (d) the aggregate amount of Interest Expense for such period minus
(e) the aggregate amount of interest income for such period plus (f) the aggregate amount of upfront or one-time fees or expenses payable in respect of Interest Rate Protection Agreements during such period (to the extent deducted in determining net income for such period) plus (g) the amount of unrealized foreign exchange losses (net of any gains) (or minus the amount of unrealized foreign exchange gains (net of any losses)); provided that there shall be added back to


                                Credit Agreement
the calculation of EBITDA (i) for any period during the fiscal year ending December 31, 1995, an amount up to but not exceeding $1,800,000 for any income statement provision created for the termination of the Tarzana, California lease and an amount up to but not exceeding $1,700,000 for any non-cash income statement provision created in respect of the revaluation of premises located at Wycombe Road, Wembley, Middlesex, England, in each case during such period and
(ii) for any period during the fiscal year ending December 31, 1995 and on an ongoing basis, non-cash minority interests related to Panavision Canada Holdings Inc., all (but only) to the extent deducted in calculating EBITDA for such period.

            "Effective Date" shall mean the date hereof, subject to the satisfaction of the conditions to effectiveness set forth in Section 7.01 hereof.

            "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, Releases or threatened Releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, generation, recycling, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes (or the effect of the same on human health or safety).

            "Equity Issuance" shall mean (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Original Closing Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options) or
(iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Original Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution) or (c) any Public Equity Offering; provided that Equity Issuance shall not include


                                Credit Agreement

(w) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower, (x) any capital contribution by the Borrower or any Subsidiary of the Borrower to any Subsidiary of the Borrower, (y) any issuance of convertible subordinated debt that constitutes Subordinated Indebtedness issued in accordance with Section 9.11(a) hereof or (z) any issuance of equity securities upon the exercise of any conversion right with respect to such convertible subordinated debt.

            "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

            "Eurodollar Base Rate" shall mean, for any Interest Period for any Eurodollar Loan, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, of the rates per annum quoted by the respective Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the respective principal amount of such Loan to be made by the respective Reference Lenders for such Interest Period. If any Reference Lender is not participating in any Eurodollar Loan during any Interest Period therefor, the Eurodollar Base Rate for such Interest Period shall be determined by reference to the amount of the Loan that such Reference Lender would have made or had outstanding during such Interest Period had it been


                                Credit Agreement
participating in such Loan during such Interest Period. If any Reference Lender does not timely furnish the information required for determination of any Eurodollar Base Rate, the Administrative Agent shall determine such Eurodollar Base Rate on the basis of the information timely furnished by the remaining Reference Lenders.

            "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

            "Eurodollar Rate" shall mean, for any Interest Period for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Interest Period.

            "Event of Default" shall have the meaning assigned to such term in
Section 10 hereof.

            "Excess Cash Flow" shall mean, for any period, (a) EBITDA for such period minus (b) the sum of (i) the aggregate amount of Debt Service for such period plus (ii) taxes payable in cash in respect of such period (or, so long as the Borrower is organized as a partnership, the Tax Payment Amount payable in respect of such period) plus (iii) Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred pursuant to
Section 9.07(e) hereof during such period) plus (iv) any increase (or minus any decrease) in Working Capital from the beginning of such period to the end of such period plus (v) cash receipts during such period in respect of any gains to the extent not required pursuant to Section 2.10(a) or 2.10(d) hereof to be applied to the prepayment of Loans and/or the reduction of Commitments (or minus cash receipts during such period in respect of losses relating thereto) plus
(vi) the aggregate amount of prepayments made under Section 2.09 hereof during such period plus (vii) the amount of any Restricted Payment (other than any taxes payable in cash pursuant to clause (i) of this definition) paid during such period as permitted pursuant to Section 9.09 hereof.

            "Excluded Disposition" shall mean any Disposition of any Property
(a) sold or disposed of in the ordinary course of business and on ordinary business terms (including sales of inventory and obsolete, worn-out or surplus Property) and (b) any other dispositions of Property, to the extent that the proceeds of such disposition are used to acquire other Property used or


                                Credit Agreement
useful in the business of the Borrower or any of its Subsidiaries within a period of 60 days after the end of the fiscal quarter in which such disposition was made.

            "Existing Credit Agreement" shall have the meaning assigned to such term in the recitals to this Agreement.

            "Existing Lenders" shall mean Chase, ______________.

            "Existing Facility A Term Loans" shall mean the "Facility A Term Loans" under, and as defined in, the Existing Credit Agreement which are outstanding thereunder immediately prior to the Effective Date.

            "Existing Facility B Term Loans" shall mean the "Facility B Term Loans" under, and as defined in, the Existing Credit Agreement which are outstanding thereunder immediately prior to the Effective Date.

            "Existing Revolving Credit Commitments" shall mean the "Revolving Credit Commitments" under, and as defined in, the Existing Credit Agreement in effect immediately prior to the Effective Date.

            "Existing Revolving Credit Loans" shall mean the "Revolving Credit Loans" under, and as defined in, the Existing Credit Agreement which are outstanding thereunder immediately prior to the Effective Date.

            "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

            "Fixed Charges" shall mean, for any period, the sum of (i) Debt Service for such period plus (ii) taxes payable in cash in respect of such period (or, so long as the Borrower is


                                Credit Agreement
organized as a partnership, the Tax Payment Amount payable in respect of such period).

            "Fixed Charges Ratio" shall mean, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date minus Capital Expenditures for such period to
(b) Fixed Charges for such period; provided that in calculating the Fixed Charges Ratio on any date after the Original Closing Date and prior to the first anniversary thereof, the relevant period for measuring EBITDA, Capital Expenditures and Fixed Charges shall be the period from and including April 29, 1996 to and including such calculation date.

            "Foreign Subsidiary" shall have the meaning assigned to such term in
Section 9.15(a) hereof.

            "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

            "General Partner" shall mean Panavision Inc. and such other Person or Persons as may become a general partner of the Borrower from time to time.

            "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

            "Guarantee Assumption Agreement" shall mean a Guarantee Assumption Agreement substantially in the form of Exhibit E hereto by an entity that, pursuant to Section 9.15(a) hereof is


                                Credit Agreement
required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

            "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants" under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

            "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services (including in respect of non-competition agreements), other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

            "Information Memorandum" shall mean the Confidential Information Memorandum dated November, 1996 prepared by the Borrower with respect to the credit facilities referred to in this Agreement.

            "Initial Public Equity Offering" shall mean the initial Public Equity Offering.

            "Interest Coverage Ratio" shall mean, as at any date, the ratio of
(a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date


                                Credit Agreement
minus Capital Expenditures for such period to (b) Interest Expense of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period, provided that, in calculating the Interest Coverage Ratio on any date after the Original Closing Date and prior to the first anniversary thereof, the relevant period for measuring EBITDA, Capital Expenditures and Interest Expense of the Borrower and its Subsidiaries shall be the period from and including April 29, 1996 to and including such calculation date.

            "Interest Expense" shall mean, for any period, the sum, for any Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations but excluding any capitalized financing costs) accrued or capitalized during such period (whether or not actually paid during such period), but excluding any non-cash interest plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period). For purposes hereof, the aggregate amount of upfront or one-time fees or expenses payable in respect of Interest Rate Protection Agreements shall be amortized over the life of the respective Interest Rate Protection Agreements in equal installments, and only the portion thereof so amortized during any period shall be treated as "Interest Expense" for such period.

            "Interest Period" shall mean, for any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the provisions of Section 2.01(d) hereof) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in
Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

            (i) no Interest Period for any Revolving Credit Loan may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to


                                Credit Agreement
      or less than the aggregate amount of the Revolving Credit Commitments on such Commitment Reduction Date;

            (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;

            (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

            (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

            "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

            "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement or any "swap


                                Credit Agreement
agreement" (as defined in Section 101(53)(b) of the Bankruptcy Code).

            "Issuing Lender" shall mean Chase, as the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.

            "Letter of Credit" shall have the meaning assigned to such term in
Section 2.03 hereof.

            "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

            "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

            "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests under said
Section 2.03.

            "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this


                                Credit Agreement

Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

            "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

            "Loans" shall mean, collectively, the Revolving Credit Loans and the Term Loans.

            "Majority Lenders" shall mean Lenders holding in the aggregate 51% of the Commitments and Loans.

            "Majority Revolving Credit Lenders" shall mean Revolving Credit Lenders having at least 51% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate amount of all Letter of Credit Liabilities.

            "Management Group" shall mean, collectively, William C. Scott, John
S. Farrand and Jeffrey J. Marcketta.

            "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, T, U and X.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects or liabilities of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

            "Mortgages" shall mean, collectively, (a) the Leasehold Deed of Trust with respect to the Woodland Hills Lease dated as of May 8, 1996, executed by the Borrower in favor of the trustee for the benefit of the Administrative Agent and the Lenders and (b) one or more other mortgages or deeds of trust executed by the Borrower in favor of the Administrative Agent (or, in the case of


                                Credit Agreement
a deed of trust, in favor of a trustee, for the benefit of the Administrative Agent and the Lenders), covering the real property and/or leasehold interests of the Borrower, in each case, as such mortgages and deeds of trust shall be modified and supplemented and in effect from time to time.

            "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

            "Net Available Proceeds" shall mean:

            (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

            (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith, (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property or contractually required payments to a lessor in respect of such Property and (C) any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event;

            (iii) in the case of any Equity Issuance, the aggregate amount of all cash received by Panavision Inc., the Borrower and/or its Subsidiaries in respect of such Equity Issuance net of expenses incurred by Panavision Inc., the Borrower and/or its Subsidiaries in connection therewith; and

            (iv) in the case of any issuance or incurrence of Indebtedness, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Indebtedness net of expenses incurred by the Borrower and its Subsidiaries in connection therewith.

            "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments received by the Borrower and/or its Subsidiaries directly or indirectly in connection with such Disposition; provided that: (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower and/or its Subsidiaries in connection with


                                Credit Agreement
such Disposition and (ii) any foreign, U.S. Federal, state and local income or other taxes (including sales and value added taxes and including taxes payable in connection with the transfer of funds to the Borrower or any of its Subsidiaries in connection with a prepayment pursuant to Section 2.10(d) hereof) estimated to be payable by the Borrower and its Subsidiaries as a result of such Disposition; (b) Net Cash Payments shall be net of any repayments by the Borrower and/or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property; and (c) Net Cash Payments shall be net of appropriate amounts to be provided by the Borrower and/or any of its Subsidiaries as a reserve (whether or not contained in an escrow or similar arrangement) against any liabilities associated with such Disposition and retained by the Borrower and/or any such Subsidiary after such Disposition, including pension and other post-retirement liabilities, liabilities relating to environmental matters and liabilities under indemnification obligations associated with such Disposition.

            "Notes" shall mean, collectively, the Revolving Credit Notes and the Term Loan Notes.

            "Original Closing Date" shall mean the date (May 8, 1996) upon which the initial extension of credit under the Original Credit Agreement was made.

            "Original Credit Agreement" shall mean the Credit Agreement dated May 8, 1996 between the Borrower, the Subsidiary Guarantors, the lenders party thereto, and the Administrative Agent.

            "Panavision Inc." shall mean Panavision Inc. (formerly named WP/GP, Inc.), a Delaware corporation.

            "Partners" shall mean, collectively, the General Partner and the limited partners of the Borrower from time to time.

            "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Panavision International, L.P. dated as of May 8, 1996 between the General Partner and the limited partners party thereto, as the same may, subject to Section 9.16 hereof, be modified and supplemented and in effect from time to time.


                                Credit Agreement

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Investments" shall mean, with respect to any Person: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 360 days from the date of acquisition thereof; (b) U.S. dollar denominated (or, with respect to Foreign Subsidiaries, U.S. dollar denominated and non-U.S. dollar denominated) time deposits and certificates of deposit of (i) any Lender or (ii) any domestic (or, with respect to Foreign Subsidiaries, any domestic or nondomestic) bank or trust company having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 360 days from the date of acquisition thereof; (c) repurchase obligations with respect to obligations of the type (but not necessarily the maturity) described in clause (a) above issued by any bank or trust company described in clause (b) above and maturing not more than 270 days from the date of acquisition thereof by such Person; (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Group, a Division of The McGraw Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; (e) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to obligations described in the foregoing clauses (a), (b), (c) and (d), so long as such fund has total assets of at least $1,000,000,000 and is rated AAAm-G or better or AAA or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively; and (f) the Warburg Pincus Cash Reserve Fund, so long as substantially all of the investments in the portfolio of such Fund consist of obligations (i) which are of the type referred to in the foregoing clauses (a), (b), (c) and (d), and (ii) which mature within one year of the date upon which they are acquired; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

            "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).


                                Credit Agreement

            "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans, provided that, with respect to principal of a Eurodollar Loan that shall become due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition.

            "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the principal office of Chase in New York, New York as its prime commercial lending rate.

            "Principal Payment Dates" shall mean the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with December 31, 1997 through and including December 31, 2002.

            "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Public Equity Offering" means an underwritten primary public offering of the common stock of Panavision Inc. pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Purchase Price" shall mean with respect to any acquisition under
Section 9.05(b)(iv) hereof, an amount equal to the sum of (i) the aggregate consideration, whether cash, Property or securities (including, without limitation, any Indebtedness incurred pursuant to Section 9.07(e) hereof), paid or delivered by the Borrower and its Subsidiaries (but excluding any fees or expenses payable) in connection with such acquisition plus (ii) the aggregate amount of liabilities of the Acquired Entity (net of current assets of the Acquired Entity) that would be reflected on a balance sheet (if such were to be prepared) of the Borrower and its Subsidiaries after giving effect to such acquisition.


                                Credit Agreement

            "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the Effective Date.

            "Reference Lenders" shall mean Chase and each other Lender (if any) designated as such by the Administrative Agent after the Effective Date (or their respective Applicable Lending Offices, as the case may be).

            "Registered Holder" shall have the meaning assigned to such term in
Section 5.07(a)(ii) hereof.

            "Registered Loan" shall have the meaning assigned to such term in
Section 2.08(f) hereof.

            "Registered Note" shall have the meaning assigned to such term in
Section 2.08(f) hereof.

            "Regulations A, D, G, T, U and X" shall mean, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "Regulatory Change" shall mean, with respect to any Lender, any change after the Original Closing Date in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reimbursement Obligations" shall mean, at any time, the obligations of the Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

            "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.


                                Credit Agreement

            "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for any Interest Period for any Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

            "Restricted Payment" shall mean distributions or dividends (in cash, Property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, partnership or other ownership interests in, or any shares of any class of stock of, the Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding distributions or dividends (or options therein) payable solely in partnership interests or shares of capital stock of the Borrower.

            "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on the signature pages hereof and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

            "Revolving Credit Commitment" shall mean, as to each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans, and to issue or participate in Letters of Credit pursuant to Section 2.03 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective


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                                     - 24 -


instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.04 or
2.10 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $70,000,000.

            "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

            "Revolving Credit Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to December 31, 2002.

            "Revolving Credit Commitment Reduction Dates" shall mean the Quarterly Date falling on or nearest to March 31, 1998 and each Quarterly Date thereafter to and including the Revolving Credit Commitment Reduction Date.

            "Revolving Credit Loans" shall mean the loans provided for in
Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

            "Revolving Credit Notes" shall mean the promissory notes provided for in Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Revolving Credit Notes" shall include any Registered Notes evidencing Revolving Credit Loans executed and delivered pursuant to Section 2.08(f) hereof.

            "Security Agreement" shall mean the Security Agreement dated as of May 8, 1996, between the Borrower, certain of the other Obligors and the Administrative Agent, as amended by Amendment No. 1 thereto in substantially the form attached as Exhibit B hereto and as the same shall be further modified and supplemented and in effect from time to time.

            "Security Documents" shall mean, collectively, the Security Agreement, the Mortgages, the U.K. Pledge Agreement, all Uniform Commercial Code financing statements required by the Security Agreement or the Mortgages to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement or the Mortgages and all filings, recordings, registrations and/or other similar steps required by the U.K. Pledge Agreement with respect to the charges created pursuant thereto.


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                                     - 25 -


            "Senior Officer" shall mean (a) for the period during which the Borrower is organized as a partnership, the Person or Persons exercising the functions of the chief executive officer or chief financial officer of the Borrower or the Persons exercising the functions of the chief financial officer, chief executive officer or vice president of the General Partner of the Borrower and (b) for the period during which the Borrower is organized as a corporation, the chief executive officer or chief financial officer of the Borrower (it being understood that any individual acting in the capacity of a Senior Officer shall act on behalf of the Borrower and not in his or her individual capacity).

            "Significant Subsidiary" shall mean, as at any time, any Subsidiary of the Borrower that has assets in excess of $2,000,000 at such time (or, if such Subsidiary's assets are denominated in a currency other than Dollars, the U.S. dollar equivalent thereof).

            "Subordinated Indebtedness" shall mean Indebtedness of the Borrower or any of its Subsidiaries incurred in accordance with Section 9.11(a) hereof.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Tax Payment Amount" shall mean, for any period, the distributions in respect of taxes required or permitted to be made pursuant to Section 5.2(c) of the Partnership Agreement.

            "Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

            "Term Loan Commitment" shall mean, for each Term Loan Lender, the obligation of such Lender to make or continue Term


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                                     - 26 -


Loans in an amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Term Loan Commitment" or, in the case of any Person that becomes a Term Loan Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased pursuant to an assignment permitted under Section 12.06(b) hereof). The original aggregate principal amount of the Term Loan Commitments is $30,000,000.

            "Term Loan Notes" shall mean the promissory notes provided for by
Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Term Loan Notes" shall include any Registered Notes evidencing Term Loans executed and delivered pursuant to
Section 2.08(e) hereof.

            "Term Loans" shall mean the loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

            "Total Debt Ratio" shall mean, as at any date, the ratio of (a) the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the aggregate amount of all Indebtedness (including, without limitation, all Subordinated Indebtedness, except as expressly provided below) as at such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date minus Capital Expenditures for such period; provided that in calculating Total Debt Ratio for purposes of determining the "Applicable Margin" and the "Applicable Fee Rate" (and for no other purpose), Indebtedness shall not include any Subordinated Indebtedness of the Borrower or its Subsidiaries.

            "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

            "U.K. Pledge Agreement" shall mean the Share Charge Agreement dated as of May 8, 1996 between the Borrower and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

            "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust


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                                     - 27 -


that is subject to Federal income taxation regardless of the source of its income.

            "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

            "Warburg Affiliate" shall mean any Subsidiary of any of the entities listed in clauses (i) through (v), inclusive, of the definition of "Warburg Pincus" in this Section 1.01.

            "Warburg Pincus" shall mean, collectively: (i) Warburg, Pincus Capital Company, L.P., a Delaware limited partnership, (ii) Warburg, Pincus Capital Partners, L.P., a Delaware limited partnership, (iii) Warburg, Pincus Investors, L.P., a Delaware limited partnership, (iv) Warburg, Pincus & Co., a New York general partnership, and (v) any other venture banking fund in which Warburg, Pincus & Co. is the general partner.

            "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares and, in the case of Panavision Canada Holdings Inc., shares and/or options for shares issued (or to be issued) to its management) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person (it being understood that, in the case of Panavision Canada Holdings Inc., the issue of such shares and/or options contemplated above shall not preclude it from being treated as a Wholly-Owned Subsidiary of the Borrower for purposes of this Agreement).

            "Woodland Hills Lease" shall mean the Lease dated June 13, 1995 between Trizec Warner, Inc., as landlord, and the Borrower, as tenant, as originally in effect and as the same may, subject to Section 9.16 hereof, thereafter be modified and supplemented and in effect from time to time.

            "Working Capital" shall mean, as at such date, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the sum of inventory plus accounts receivable minus (b) the sum of accounts payable plus accrued expenses at such date (but exclusive of any accruals relating to leasehold improvements in respect of the premises subject to the Woodland Hills Lease).


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

                                     - 28 -


            1.02 Accounting Terms and Determinations.

            (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in Section 1.02(b) hereof) be prepared, in accordance with generally accepted accounting principles in the United States applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the audited financial statements as at December 31, 1995 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of U.S. generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1995 referred to in Section 8.02 hereof) unless

            (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

            (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements,

in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the audited financial statements referred to in Section 8.02 hereof).

            (b) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been


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                                     - 29 -


made in accordance with the last sentence of Section 1.02(a) hereof and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

            (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Borrower will not change
(i) the last day of its fiscal year from December 31 of each year, or (ii) the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

            1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

            Section 2. Commitments, Loans, Notes and Prepayments.

            2.01 Loans.

            (a) Revolving Credit Loans. On the Effective Date, (i) the Existing Revolving Credit Loans held by the Existing Lenders under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, be designated as Revolving Credit Loans hereunder, and each of the Existing Lenders, if any, whose relative proportion of Revolving Credit Commitments hereunder is increasing over the proportion of Existing Revolving Credit Commitments held by it under the Existing Credit Agreement (each, an "Increasing Revolving Credit Lender") shall, by assignments from the Existing Lenders whose relative proportion of the Revolving Credit Commitments hereunder is decreasing from its relative proportion of the Existing Revolving Credit Commitments (which assignments shall be deemed to occur automatically on the Effective Date), acquire a portion of the Revolving Credit Loans of such Existing Lenders, (ii) each New Lender that is a Revolving Credit Lender and each Increasing Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make (on a non-pro rata basis) a loan under its Revolving Credit Commitment hereunder to the Borrower in Dollars and/or (iii) the Borrower shall prepay the Revolving Credit Loans held by the Existing Lenders (on a non-pro rata basis), such that after giving effect to such assignments, loans and/or prepayments the Revolving Credit Lenders shall hold


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                                     - 30 -


the Revolving Credit Loans hereunder ratably in accordance with their respective Revolving Credit Commitments.

            From and after the Effective Date, each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower in Dollars during the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time (such Loans being herein called "Revolving Credit Loans"), provided that in no event shall the aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof). Anything herein to the contrary notwithstanding, Revolving Credit Loans shall not be available hereunder until such time as the Term Loan Commitments have been fully utilized.

            (b) Term Loans. On the Effective Date, (i) the Existing Facility A Term Loans held by the Existing Lenders under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, be designated as Term Loans hereunder, and each of the Existing Lenders, if any, whose relative proportion of Term Loan Commitments hereunder is increasing over the proportion of Existing Facility A Term Loans held by it under the Existing Credit Agreement (each, an "Increasing Term Loan Lender") shall, by assignments from the Existing Lenders whose relative proportion of Term Loan Commitments hereunder is decreasing from its relative proportion of Existing Facility A Term Loans (which assignments shall be deemed to occur automatically on the Effective
Date), acquire a portion of the Term Loans of such Existing Lenders, (ii) each New Lender that is a Term Loan Lender and each Increasing Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make (on a non-pro rata basis) a loan under its Term Loan Commitment hereunder to the Borrower in Dollars and/or (iii) the Borrower shall prepay the Term Loans held by the Existing Lenders (on a non-pro rata basis), such that after giving effect to such assignments, loans and/or prepayments the


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                                     - 31 -


Term Loan Lenders shall hold the Term Loans hereunder ratably in accordance with their respective Term Loan Commitments.

            From and after the Effective Date, the Borrower may Convert Term Loans of one Type into Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section 2.09 hereof).

            (c) Limit on Eurodollar Loans.

            (i) On the Effective Date, all "Interest Periods" under the Existing Credit Agreement in respect of the Existing Revolving Credit Loans and the Existing Facility A Term Loans shall automatically be terminated, and, subject to the provisions of paragraph (ii) below, the Borrower shall be permitted to Continue such Existing Revolving Credit Loans and Existing Facility A Term Loans as Eurodollar Loans of the appropriate Class hereunder or to Convert such Existing Revolving Credit Loans and Existing Facility A Term Loans into Base Rate Loans of the appropriate Class hereunder.

            (ii) Notwithstanding the foregoing, no more than ten separate Interest Periods in respect of Eurodollar Loans of all Classes from each Lender may be outstanding at any one time.

            2.02 Borrowings. The Borrower shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account in New York, New York specified by the Administrative Agent, in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower and maintained with Chase at its principal office in New York, New York.

            2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Lender of letters of credit (collectively, "Letters of Credit") for account of the


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                                     - 32 -


Borrower or any of its Subsidiaries (as specified by the Borrower), provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Revolving Credit Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $5,000,000 and (iii) the expiration date (without giving effect to any extension thereof by reason of an interruption of business) of any Letter of Credit extend beyond the earlier of the Revolving Credit Commitment Termination Date and the date eighteen months following the issuance of such Letter of Credit (provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than twelve months beyond the current expiration date, so long as such extended expiration date is not later than eighteen months after the date upon which such automatic extension may no longer be canceled). The following additional provisions shall apply to Letters of Credit:

            (a) The Borrower shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise each Lender of the contents thereof.

            (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall


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                                     - 33 -


      absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

            (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Borrower (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Borrower hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

            (d) Forthwith upon its receipt of a notice referred to in paragraph
      (c) of this Section 2.03, the Borrower shall advise the Administrative Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment, provided that, unless the Borrower shall otherwise notify the Administrative Agent within one Business Day of its receipt of such notice, the Borrower shall be deemed to have requested a borrowing hereunder in the lowest amount permitted under Section 4.04 which would enable the Borrower to fulfill its payment obligation in respect of such demand for payment. The proceeds of such borrowing will be applied automatically to the payment of the Reimbursement Obligation arising in respect of such demand for payment, with any remaining portion of such borrowing in excess of the amount of such Reimbursement Obligation being made available to the Borrower as provided in Section 2.02 hereof.

            (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at its principal office in New York, New York in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit


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                                     - 34 -


      Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payment to the Administrative Agent for account of the Issuing Lender under this paragraph (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Lender to make its payment under this paragraph
      (e), the financial condition of the Borrower (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Lender, for so long as such default shall continue the Administrative Agent may at the request of the Issuing Lender withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Lender in satisfaction of such defaulted obligation.

            (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Lender pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Issuing Lender from or for account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit


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

      Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.03.

            (g) The Borrower shall pay to the Administrative Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit at a rate per annum equal to the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans minus 1/4 of 1%, in respect of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Borrower shall pay to the Administrative Agent for account of the Issuing Lender a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit
      (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs


                                Credit Agreement
      and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of, or amendments to, each Letter of Credit and drawings and other transactions relating thereto.

            (h) Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

            (i) The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that such application, agreement or other instrument shall not impose any financial obligation on the Borrower or any of its Subsidiaries inconsistent with this Agreement and in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

            (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Issuing Lender within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

            (k) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued


                                Credit Agreement
      hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Lender shall have consented thereto.

The Borrower hereby indemnifies and holds harmless each Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided that the Borrower shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Borrower, any Lender or the Administrative Agent under this Agreement.

            2.04 Changes of Commitments.

            (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date. In addition, the aggregate amount of the Revolving Credit Commitments shall be automatically reduced on each Revolving Credit Commitment Reduction Date set forth in column (A) below to the amount (subject to reduction pursuant to paragraph (c) below) set forth in column (B) below opposite such Revolving Credit Commitment Reduction Date:

                 (A)                               (B)
          Revolving Credit                   Revolving Credit
        Commitment Reduction               Commitments Reduced
         Date Falling on or                  to the Following
            Nearest to:                          Amounts
          --------------                        ----------

          March 31, 1998                        68,250,000
          June 30, 1998                         66,500,000


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

          September 30, 1998                    64,750,000
          December 31, 1998                     63,000,000

          March 31, 1999                        59,062,500
          June 30, 1999                         55,125,000
          September 30, 1999                    51,187,500
          December 31, 1999                     47,250,000

          March 31, 2000                        43,312,500
          June 30, 2000                         39,375,000
          September 30, 2000                    35,437,500
          December 31, 2000                     31,500,000

          March 31, 2001                        27,562,500
          June 30, 2001                         23,625,000
          September 30, 2001                    19,687,500
          December 31, 2001                     15,750,000

          March 31, 2002                        11,812,500
          June 30, 2002                          7,875,000
          September 30, 2002                     3,937,500
          December 31, 2002                              0

            (b) The Borrower shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments, (ii) to reduce the aggregate unutilized amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities) and (iii) to terminate the Term Loan Commitments; provided that (x) the Borrower shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction of either the Revolving Credit Commitments or the Term Loan Commitments shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000). In addition, the Revolving Credit Commitments shall be automatically reduced to the extent required pursuant to Section 2.10(f) hereof.

            (c) Each partial reduction in the aggregate amount of the Revolving Credit Commitments pursuant to paragraph (b)(ii) above, or Section 2.10(f) hereof, on any date shall be applied to scheduled reductions in the Revolving Credit Commitments ratably as follows: each such reduction shall result in an automatic and simultaneous reduction (but not below zero) of the aggregate amount of Revolving Credit Commitments set forth in column (B) in paragraph (a) above (ratably in accordance with the respective remaining amounts thereof, after giving effect to any prior reductions pursuant to this paragraph (c)).


                                Credit Agreement

            (d) Any portion of the Term Loan Commitments not used on the Effective Date shall be automatically terminated on the Effective Date.

            (e) The Commitments once terminated or reduced may not be reinstated.

            2.05 Commitment Fee. The Borrower shall pay to the Administrative Agent for account of each Revolving Credit Lender commitment fee on the daily average unutilized amount of such Lender's Revolving Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment), for the period from and including the Effective Date to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at the Applicable Fee Rate during each Accrual Period. Notwithstanding anything to the contrary contained in the Existing Credit Agreement, the accrued commitment fee payable under Section 2.05 of the Existing Credit Agreement shall be payable on the Effective Date.

            2.06 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

            2.07 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.

            Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including, without limitation, exercising any rights of off-set) without first obtaining the prior written consent of the Administrative Agent or the Majority Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Administrative Agent or the Majority Lenders and not individually by a single Lender.


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

            2.08 Notes.

            (a) The Revolving Credit Loans (other than Registered Loans) made or continued by each Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-1 hereto, dated the Effective Date, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as in effect on the Effective Date and otherwise duly completed.

            (b) The Term Loans (other than Registered Loans) made or continued by each Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-2 hereto, dated the Effective Date, payable to such Lender in a principal amount equal to the amount of its Term Loan Commitment as in effect on the Effective Date and otherwise duly completed.

            (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

            (d) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to
Section 12.06 hereof and except as provided in Section 2.07(f) hereof (and, if requested by any Lender, the Borrower agrees to so exchange any Note).

            (e) Notwithstanding the foregoing, any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to record on the Register referred to in Section 12.06(g) hereof any Loans of any Class held by such Lender under this Agreement. Loans recorded on the Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Loan, any promissory note (other than a


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                                     - 41 -


Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees, at the request of any Lender that is the holder of Registered Loans, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loans (i.e., containing the optional registered note language as indicated in Exhibit A-1 or A-2 hereto, as the case may be) and registered as provided in Section 12.06(g) hereof (herein, a "Registered Note"), dated the date hereof, payable to such Lender and otherwise duly completed. A Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

            2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Borrower shall have the right to prepay Loans, to Convert Loans of one Type into Loans of another Type or to Continue Eurodollar Loans from one Interest Period to another Interest Period, at any time or from time to time, provided that: (a) the Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) upon any prepayment or Conversion of Eurodollar Loans other than on the last day of an Interest Period for such Loans, the Borrower shall pay any amounts owing under Section 5.05 hereof as a result of such prepayment or Conversion; (c) any Conversion into or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(c) hereof; and (d) prepayments of the Term Loans shall be applied pro rata to the then remaining principal installments thereof. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Borrower to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into, or Continued as, as the case may be, Base Rate Loans.

            2.10 Mandatory Prepayments and Reductions of Commitments.

            (a) Casualty Events. Upon the date 90 days following the receipt by the Borrower or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the


                                Credit Agreement

Borrower or any of its Subsidiaries (or upon such earlier date as the Borrower or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied (or committed to be applied pursuant to executed construction contracts or equipment orders) to the repair or replacement of such Property or to the purchase of other Property used or useful in the business of the Borrower and its Subsidiaries, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) below, provided that, notwithstanding the foregoing, the Borrower shall not be required to make any prepayment or reduce the Commitments under this paragraph (a) until such time as the aggregate amount of the required prepayments and reductions of Commitments hereunder, after deducting any such amounts previously applied to prepayments and reductions pursuant to this paragraph (a), shall be greater than or equal to $1,000,000. Nothing in this paragraph (a) shall be deemed to limit any obligation of the Borrower and its Subsidiaries pursuant to the Security Agreement to remit to the Collateral Account the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event, and the Administrative Agent shall release such proceeds to the Borrower in the manner, and to the extent, provided in Section 4.01(d) of the Security Agreement.

            (b) Equity Issuance. Upon any Equity Issuance after the Effective Date (other than an Equity Issuance in connection with the exercise of stock options held by any of the Management Group) at a time when the Total Debt Ratio is greater than or equal to 3.00 to 1, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph
(g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the lesser of (i) 50% of the Net Available Proceeds of such Equity Issuance or (ii) the amount of such Net Available Proceeds that, when applied to the prepayment of Loans as contemplated by this Section 2.10, will result in the Total Debt Ratio being less than 3.00 to 1, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) below.

            (c) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Borrower ending after the Original Closing Date, the Borrower shall prepay the Term


                                Credit Agreement

Loans in an aggregate amount equal to 60% of Excess Cash Flow for such fiscal year, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (f) below, provided that Excess Cash Flow for the fiscal year ending December 31, 1996 shall be determined for purposes of this Section 2.10(c) only for the period from and after the Original Closing Date to and including December 31, 1996.

            (d) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition (other than an Excluded Disposition) in which the Net Available Proceeds of such Disposition shall exceed $250,000 (herein, the "Current Disposition"), to deliver to the Administrative Agent (which shall promptly forward a copy thereof to the Lenders) a statement, certified by a Senior Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Available Proceeds of the Current Disposition that will (on the date of the Current Disposition) be received in cash, in which event the Borrower will prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (g) below), and the Commitments shall be subject to automatic reduction (in each case in the manner specified in paragraph (f) below as follows:

            (i) upon the date of the Current Disposition, in an aggregate amount equal to 100% of the Net Available Proceeds thereof to the extent received in cash on the date of the Current Disposition; and

            (ii) thereafter, from time to time as the Borrower or any of its Subsidiaries shall receive Net Available Proceeds during such quarterly fiscal period in cash under deferred payment or escrow arrangements or Investments entered into or received in connection with any Disposition, in an amount equal to (x) 100% of the aggregate amount of such Net Available Proceeds minus (y) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Available Proceeds plus (or minus, as the case may be) (z) any other adjustment received or paid by the Borrower or such Subsidiary pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Available Proceeds of Dispositions, provided that, notwithstanding the foregoing, the Borrower shall not be required to make any prepayment or reduce Commitments


                                Credit Agreement
under this paragraph (d) until such time as the aggregate amount of the required prepayments and reductions of Commitments pursuant to the foregoing clauses (i) and (ii) (with respect to the then Current Disposition and all prior Dispositions as to which a prepayment has not yet been made under this paragraph
(d)), after deducting any such amounts previously applied to prepayments and reductions of Commitments pursuant to this paragraph (d), shall be greater than or equal to $1,000,000.

            (e) Debt Issuance. Upon any issuance or incurrence of Indebtedness after the Original Closing Date (other than Indebtedness permitted under Sections 9.07(a), (b), (d) and (e) hereof), (i) at any time when the Total Debt Ratio is greater than or equal to 3.00 to 1, in respect of Subordinated Indebtedness permitted under Section 9.11(a) hereof or (ii) in respect of any other Indebtedness (other than the Loans), the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph
(g) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof (or, with respect to any Subordinated Indebtedness referred to in clause (i) above, the amount of such Net Available Proceeds that, when applied to the prepayment of Loans as contemplated by this Section 2.10, will result in the Total Debt Ratio being less than 3.00 to 1, whichever amount is lesser), such prepayment to be effected in each case in the manner and to the extent specified in paragraph (f) below;

            (f) Application. Prepayments and reductions of Commitments described in the above paragraphs of this Section 2.10 shall be applied without penalty or premium (except for any interest rate breakage costs pursuant to Section 5.05 hereof), first, to repay Term Loans pro rata to the then remaining respective principal installments and, thereafter, except for prepayments described in paragraph (c) above, to reduce permanently the aggregate amount of Revolving Credit Commitments (and, if after such reduction the aggregate principal amount of Revolving Credit Loans, together with the aggregate amount of Letter of Credit Liabilities, exceed the aggregate amount of such Revolving Credit Commitments, to prepay Revolving Credit Loans and/or provide cover for outstanding letters of credit as provided in paragraph (g) below). Notwithstanding the foregoing, the amount required to be applied in respect of the Term Loans under paragraph (c) above shall be applied in respect of such Term Loans as follows: first, 25% of such amount shall be applied in direct order of the then remaining principal installments of such Term Loans scheduled to fall due during the period of 12 months immediately succeeding the date of such


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
application; and, then, the remainder shall be applied as provided above in this paragraph (f).

            (g) Cover for Letter of Credit Liabilities. In the event that the Borrower shall be required pursuant to this Section 2.10, or pursuant to Section 3.01(a) hereof, to provide cover for Letter of Credit Liabilities, the Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities have been paid in full.

            Section 3. Payments of Principal and Interest.

            3.01 Repayment of Loans.

            (a) Revolving Credit Loans. The Borrower hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. In addition, if following any Revolving Credit Commitment Reduction Date the aggregate principal amount of the Revolving Credit Loans shall exceed the Revolving Credit Commitments, the Borrower shall pay principal of the Revolving Credit Loans in an aggregate amount equal to such excess. In addition, if following any Revolving Credit Commitment Reduction Date the aggregate principal amount of the Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, shall exceed the Revolving Credit Commitments, the Borrower shall, first, prepay Revolving Credit Loans, and, second, provide cover for Letter of Credit Liabilities in an aggregate amount equal to such excess (such cover for Letter of Credit Liabilities to be effected in the manner provided in Section 2.10(h) hereof).

            (b) Term Loans. The Borrower hereby promises to pay to the Administrative Agent for account of the Term Loan Lenders the principal of the Term Loans in twenty-one installments payable on the Principal Payment Dates as follows:

       Principal Payment Date
      Falling on or Nearest to:              Amount of Installment ($)
      -------------------------              -------------------------

         December 31, 1997                          $5,000,000


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

         March 31, 1998                              1,250,000
         June 30, 1998                               1,250,000
         September 30, 1998                          1,250,000
         December 31, 1998                           1,250,000

         March 31, 1999                              1,250,000
         June 30, 1999                               1,250,000
         September 30, 1999                          1,250,000
         December 31, 1999                           1,250,000

         March 31, 2000                              1,250,000
         June 30, 2000                               1,250,000
         September 30, 2000                          1,250,000
         December 31, 2000                           1,250,000

         March 31, 2001                              1,250,000
         June 30, 2001                               1,250,000
         September 30, 2001                          1,250,000
         December 31, 2001                           1,250,000

         March 31, 2002                              1,250,000
         June 30, 2002                               1,250,000
         September 30, 2002                          1,250,000
         December 31, 2002                           1,250,000

If the Borrower does not borrow the full amount of the aggregate Term Loan Commitments on the Effective Date, the shortfall shall be applied to reduce the foregoing installments ratably.

            3.02 Interest. The Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and

            (b) during each Interest Period for such Loan during which such Loan is a Eurodollar Loan, the Eurodollar Rate for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest on all of the Loans or Reimbursement Obligations hereunder at the applicable Post-Default Rate on any principal of any Loan made by such Lender and on any other amount payable by


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
the Borrower hereunder to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.

            Notwithstanding anything to the contrary contained herein or in the Existing Credit Agreement, accrued interest payable under Section 3.02 of the Existing Credit Agreement with respect to any of the "Loans" outstanding thereunder shall be paid on the Effective Date.

            Section 4. Payments; Pro Rata Treatment; Computations; Etc.

            4.01 Payments.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account in New York, New York specified by the Administrative Agent, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

            (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made to the Administrative Agent when due pursuant to Section 4.01(a) hereof to any ordinary deposit account of the Borrower with such Lender (with notice to


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
the Borrower and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect the validity thereof.

            (c) The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section
4.02 hereof, may determine to be appropriate).

            (d) Except to the extent otherwise provided in the last sentence of
Section 2.03(e) hereof, each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

            (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

            4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under
Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in
Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit Commitments and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit Loans and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by the Borrower


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                                     - 49 -


shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

            4.03 Computations. Interest on Eurodollar Loans and commitment fee and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g) hereof, excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

            4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section
5.04 hereof, (a) each borrowing, Conversion and partial prepayment of principal of Base Rate Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $100,000 and (b) each borrowing, Continuation, Conversion or partial prepayment of principal of Eurodollar Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), and if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

            4.05 Certain Notices. Notices by the Borrower to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant


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                                     - 50 -


termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                          Number of
                                                          Business
            Notice                                       Days Prior
            ------                                       ----------

      Termination or reduction
      of Commitments                                          5

      Borrowing or prepayment of,
      or Conversions into,
      Base Rate Loans                                         1

      Borrowing or prepayment of,
      Conversions into, Continuations
      as, or duration of Interest
      Period for, Eurodollar Loans                            3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

            4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the


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                                     - 51 -


Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

            (i) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrower under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Borrower under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment, and

            (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Borrower of the Required Payment to the Administrative Agent shall not limit any claim the Borrower may have against the Payor in respect of such Required Payment.


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

            4.07 Sharing of Payments, Etc.

            (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

            (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) The Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights


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
of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

            (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

            Section 5. Yield Protection, Etc.

            5.01 Additional Costs.

            (a) The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

            (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office and excluding any U.S. Taxes that would not be payable under the proviso in the first paragraph of Section 5.07(a) hereof); or

            (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement used in the determination of the Eurodollar Rate


                                Credit Agreement
      for any Interest Period for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in
      Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

            (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Loans of any other Type into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such holding company) to a level below that which such Lender (or any Applicable Lending Office or such holding company) could have achieved but for such law, regulation, interpretation, directive or request).


                                Credit Agreement

            (c) Each Lender shall notify the Borrower of any event occurring after the Effective Date entitling such Lender to compensation under Section 5.01(a) or 5.01(b) hereof as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under Section 5.01(a) or 5.01(b) hereof. Determinations and allocations by any Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) hereof, or of the effect of capital maintained pursuant to Section 5.01(b) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

            5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Eurodollar Base Rate for any Interest Period for any Eurodollar Loan;

            (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

            (b) if the Majority Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in
      Section 1.01 hereof upon the basis of which the rate of


                                Credit Agreement
      interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09 hereof.

            5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

            5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's


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

      Eurodollar Loans shall be applied instead to its Base Rate
      Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Converted into Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Lenders are outstanding, such Lender's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate Loans and Eurodollar Loans of such Class are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments of such Class.

            5.05 Compensation. The Borrower shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain:

            (a) if any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) occurs on a date other than the last day of the Interest Period for such Loan; or

            (b) if the Borrower fails for any reason (including, without limitation, the failure of any of the conditions precedent specified in
      Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.


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

Calculation of all amounts payable to a Lender under this Section 5.05 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 5.05.

            5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Borrower shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrower shall be conclusive in the absence of manifest error as to the amount thereof.

            5.07 U.S. Taxes.

            (a) The Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such


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                                     - 59 -


non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

            (i) to any payment to any Lender hereunder (other than in respect of any Registered Loan) unless such Lender is, on the Effective Date (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans),

            (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "Registered Holder"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the Effective Date (or on the date such Registered Holder becomes a Lender as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that such Registered Holder (or beneficial owner, as the case may be) (w) is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (x) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, (y) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 871(h)(4)(B) of the Code) and (z) is not acting as a conduit entity (within the meaning of U.S. Treasury Regulation Section 1.881-3), or

            (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements (including, without limitation, the failure to timely submit a Form 1001, 4224 or W-8 (together with the annual certificate required under clause (ii) above), as applicable) concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if


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

                                     - 60 -


      such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.07(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America and (C) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status) of the Department of Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (A),
(B) and (C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

            (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

            5.08 Replacement Lenders. At any time within 30 days after the payment by the Borrower to any Lender of any amount pursuant to Section 5.01 or
5.07 hereof that the Borrower deems material, the Borrower may, by notice to the Administrative Agent and each Lender that requested the payment of such amount, nominate or propose a bank or other financial institution that is willing to become the assignee of the Loans and (if any) Commitments of such Lender (a "Replacement Lender") pursuant to Section 12.06(b) hereof, and within 15 Business Days after receipt of such proposal from the Borrower, such Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit G hereto whereby such Lender shall assign its entire Loans and (if any) Commitments to the proposed Replacement Lender in accordance with Section 12.06(b) hereof unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrower and such Lender that the proposed Replacement Lender is not reasonably acceptable to the Administrative Agent; provided that in no event will (i) any Lender be required to enter into such Assignment and Acceptance under this
Section 5.08 at a price less than par plus accrued interest and prorated fees and other costs


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due hereunder (including, without limitation, break funding costs incurred by such Lender as a result of such assignment being effected on a day other than the last day of an Interest Period, which amount (if any) shall be payable by the Borrower to such Lender) to the effective date thereof, (ii) the Administrative Agent or any Lender be obligated to assist the Borrower in identifying any Person that is willing to become such a Replacement Lender and
(iii) any such assignment be required if the consummation thereof conflicts with any law, regulation or rule.

            Section 6. Guarantee.

            6.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents (including, without limitation, all Reimbursement Obligations), and all obligations of the Borrower or any of its Subsidiaries to any Lender or any affiliate of a Lender in respect of any Interest Rate Protection Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            6.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a


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legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            6.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations


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is rescinded or must be otherwise restored by any holder of any of the
Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            6.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Borrower or any other Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

            6.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.01.

            6.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.


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            6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            6.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section 6.08, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Borrower and the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of the Borrower and the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the


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Effective Date, as of the Effective Date, and (B) with respect to any other
Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

            6.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 hereof would otherwise, taking into account the provisions of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

            Section 7. Conditions Precedent.

            7.01 Effectiveness. The effectiveness of this Agreement is subject to the conditions precedent that the Administrative Agent shall have received the following documents (with sufficient copies for each Lender), each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

            (a) Partnership and Corporate Documents. Certified copies of the Partnership Agreement and the charter and by-laws (or equivalent documents) of each Obligor (other than the Borrower) and of all partnership and corporate authority for each Obligor (including, without limitation, board of directors resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).


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            (b) Senior Officer's Certificate. A certificate of a Senior Officer, dated the Effective Date, to the effect set forth in the first sentence of
      Section 7.02 hereof.

            (c) Notes. The Notes, duly completed and executed for each Lender (except that, in the case of a Registered Holder, Notes shall be required only to the extent that such Registered Holder shall have requested the execution and delivery of a Note pursuant to Section 2.08(f) hereof). Promptly upon receipt of the Notes, the Lenders shall return the promissory notes (if any) issued to and held by them under the Existing Credit Agreement.

            (d) Modification to Mortgage. (i) A Second Modification of Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing with respect to the Mortgage of the Woodland Hills Lease, duly executed and delivered by the Borrower and the Administrative Agent in recordable form (in such number of copies as the Administrative Agent shall have requested), and (ii) an endorsement or supplement from the title company that issued the title insurance policy in respect of the leasehold deed of trust with respect to the Woodland Hills Lease endorsing or supplementing such policy so as to insure such deed of trust as modified by the modifications thereto (including, without limitation, such Second Modification) and showing no title exception other than the exceptions shown on such policy or otherwise satisfactory to the Administrative Agent.

            (e) Security Agreement. Amendment No. 1 to the Security Agreement, substantially in the form of Exhibit B hereto, duly executed by the Borrower and the Administrative Agent. In addition, the Borrower shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement (to the extent such filings have not already been effected pursuant to the Existing Credit Agreement). Further, as reasonably requested by the Administrative Agent, the Borrower shall have duly executed and delivered an amendment to the U.K. Pledge Agreement to reflect the transactions contemplated by this Agreement.

            (f) Opinion of Special New York Counsel to the Obligors. An opinion, dated the Effective Date, of Willkie


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      Farr & Gallagher, special New York counsel to the Obligors, substantially in the form of Exhibit C hereto, covering such other matters as the Administrative Agent or any Lender may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

            (g) Opinion of Special New York Counsel to Chase. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit D hereto (and Chase hereby instructs such counsel to deliver such opinion letter to the Lenders).

            (h) Repayment of Existing Indebtedness. Evidence that (i) the principal of and interest on, and all other amounts owing in respect of, the Existing Facility B Term Loans and any Existing Facility A Term Loans not continued hereunder, (ii) accrued interest on and any amounts payable under Section 5.05 of the Existing Credit Agreement in respect of the Existing Revolving Credit Loans and the Existing Facility A Term Loans continued hereunder and (iii) accrued commitment fee payable under Section
      2.05 of the Existing Credit Agreement shall have been paid in full.

            (i) Certain Financial Matters. A certificate of a Senior Officer, dated the Effective Date, (i) to the effect that the aggregate net proceeds of such Initial Public Equity Offering equal or exceed $50,000,000 and (ii) setting forth the Total Debt Ratio as at the Effective Date (calculated as of the Effective Date on a pro forma basis after giving effect to the Initial Public Equity Offering and the application of the proceeds thereof to repay Existing Facility A Term Loans and Existing Facility B Term Loans and the aggregate amount of Loans to be made or continued on the Effective Date).

            (j) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

The obligation of any Lender to continue any Existing Facility A Term Loan or any Existing Revolving Credit Loan or to make any other extension of credit hereunder on the Effective Date is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this


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Agreement, the Notes and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrowers).

            7.02 Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend credit to the Borrower upon the occasion of each borrowing or other extension of credit hereunder (including the continuance of any Existing Facility A Term Loan or Existing Revolving Credit Loan on the Effective Date and any other extension of credit on the Effective
Date) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

            (a) no Default shall have occurred and be continuing; and

            (b) the representations and warranties made by the Borrower in
      Section 8 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date (it being understood that references to "the date hereof" are references to a specific date), as of such specific date).

Each notice of borrowing or request for the issuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

            Section 8. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

            8.01 Existence. Each of the Borrower and its Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now


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being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

            8.02 Financial Condition. The Borrower has heretofore furnished to each of the Lenders the following financial statements:

            (i) consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1995 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young LLP, and

            (ii) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 1996 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine-month period ended on such date.

All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower and its Subsidiaries and the consolidated results of their operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at September 30, 1996 to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Borrower and its Subsidiaries has on the Effective Date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1995, there has been no material adverse change in the consolidated financial condition, operations, business, assets, liabilities or prospects taken as a whole of the Borrower and its Subsidiaries from that set forth in said financial statements as at said date.

            8.03 Litigation. Except as set forth in Schedule V hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries or


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that could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect, or that seek to enjoin or otherwise challenge any of the transactions (including the Initial Public Equity Offering) contemplated by this Agreement.

            8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the Partnership Agreement, charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

            8.05 Action. Each Obligor has all necessary partnership or corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party have been duly authorized by all necessary partnership or corporate action on its part (including, without limitation, any required partner or shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Loan Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other


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Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings, recordings and registrations in respect of the Liens created pursuant to the Security Documents.

            8.07 Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

            8.08 ERISA. Each Plan, and, to the knowledge of the Borrower, each Multiemployer Plan, is in compliance with, and has been administered in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law except where failure to so comply could not reasonably be expected to have a Material Adverse Effect, and no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lenders under Section 9.01(f) hereof which could reasonably be likely to lead to liabilities in excess of $500,000.

            8.09 Taxes. Except as set forth in Schedule VI hereto, the Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

            8.10 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            8.11 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8.12 Material Agreements and Liens.

            (a) Part A of Schedule I hereto is a complete and correct list of each credit agreement, loan agreement, indenture, agreement for purchase of Property or services, guarantee, letter


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of credit or other arrangement providing for or otherwise relating to any
Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the Effective Date as to which (in the case of any such arrangement) the aggregate principal or face amount equals or exceeds (or may equal or exceed) $500,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

            (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Effective Date the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000 and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

            8.13 Environmental Matters. Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect. Except as set forth on Schedule VII hereto, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or (to the knowledge of the Borrower) threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation,


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discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries, in each case which could reasonably be expected to lead to fines, penalties or liabilities in excess of $500,000. All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries and that could reasonably be expected to have a Material Adverse Effect have been made available to the Administrative Agent.

            8.14 Capitalization.

            (a) The Borrower has heretofore delivered to the Lenders a true and complete copy of its Partnership Agreement. The General Partners and each of the limited partners of the Borrower and their respective general and limited partnership interests of the Borrower, on the Effective Date (after giving effect to the transactions contemplated to occur on such date), are specified on Part A of Schedule IV hereto.

            (b) As of the Effective Date, (i) there are no outstanding Equity Rights with respect to the Borrower except as set forth on Part B of Schedule IV hereto and (ii) there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any partnership interest, shares of capital stock or other ownership interests of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

            8.15 Subsidiaries, Etc.

            (a) Set forth in Part A of Schedule II hereto is a complete and correct list of all of the Subsidiaries of the Borrower as of the date of the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule II hereto,
(x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents),


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and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) Set forth in Part B of Schedule II hereto is a complete and correct list of all Investments (other than Investments disclosed in Part A of said Schedule II hereto and other than Investments of the type referred to in clauses (b), (c), (d) or (e) of Section 9.08 hereof) held by the Borrower or any of its Subsidiaries in any Person on the Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule II hereto, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

            (c) None of the Subsidiaries of the Borrower is, on the Effective Date, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.15(c) hereof.

            8.16 Title to Assets. The Borrower owns and has on the Effective Date good and marketable title (subject only to Liens permitted by Section 9.06 hereof) to the material Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). The Borrower owns and has on the Effective Date good and marketable title to, and enjoys on the Effective Date peaceful and undisturbed possession of, all material Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.

            8.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules (including, without limitation, the Information Memorandum) furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


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All written information furnished after the Effective Date by the Borrower and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (including, without limitation, any information memorandum prepared in connection with the primary syndication of this Agreement to the Lenders other than Chase) will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

            8.18 Real Property. Set forth on Schedule III attached hereto is a list, as of the Effective Date, of all of the real property interests held by the Borrower and its Subsidiaries, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

            Section 9. Covenants of the Borrower. The Borrower covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

            9.01 Financial Statements Etc. The Borrower shall deliver to the Administrative Agent, together with copies for each of the Lenders (which copies the Administrative Agent shall promptly forward to the Lenders):

            (a) as soon as available and in any event within 45 days after the end of each calendar monthly period (other than the month of December), consolidated statements of income, partners' capital (or, at any time following the conversion of the Borrower from a partnership to a corporation, retained earnings) and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year;


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            (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, consolidated statements of income, partners' capital (or, at any time following the conversion of the Borrower from a partnership to a corporation, retained earnings) and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Senior Officer, which certificate shall state (i) that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments) and (ii) the amount of any Restricted Payment paid during such period as permitted pursuant to
      Section 9.09 hereof;

            (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated statements of income, partners' capital (or, at any time following the conversion of the Borrower from a partnership to a corporation, retained earnings) and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrower was not in compliance with
      Section 9.10 hereof, insofar as such Section relates to accounting matters;


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            (d) promptly upon their becoming available, copies of all
      registration statements and regular periodic reports, if any, that the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

            (e) promptly upon the mailing thereof to the Partners of the Borrower generally or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed, and promptly following the receipt thereof by the Borrower, copies of any notices or demands made by any holder (or a trustee for any holder) of any Subordinated Indebtedness to or upon the Borrower;

            (f) as soon as possible, and in any event within 20 Business Days after the Borrower knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Senior Officer setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(c) of
            ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the notice requirement of Section 4043(a) of ERISA (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
            Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
            Section 412(d) of the Code); and any request for a waiver under
            Section 412(d) of the Code for any Plan;

                  (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan, in each case other than in a standard termination;


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                  (iii) the institution by the PBGC of proceedings under Section
            4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal from a Multiemployer
            Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary of any
            Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                  (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

            (g) promptly after the Borrower knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto;

            (h) promptly upon becoming available for each fiscal year (but not later than 15 days after the beginning of each fiscal year), an annual budget of the Borrower and its Subsidiaries for such fiscal year, containing (i) a forecast balance sheet, and statements of income and cash flows, (ii) an explanation of assumptions used to arrive at such forecasts and (iii) an estimate of the calculation of compliance with the covenants set forth in Section 9.10 for the relevant forecast period;


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            (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer
      Plan and any reports or other information required to be filed under ERISA) or Affiliates as any Lender or the Administrative Agent may reasonably request.

The Borrower will furnish to the Administrative Agent, together with copies for each of the Lenders (which copies the Administrative Agent shall promptly forward to the Lenders), at the time it furnishes each set of financial statements pursuant to Section 9.01(b) or 9.01(c) hereof, a certificate of a Senior Officer (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.07(e), 9.08(f), 9.09(a), 9.09(b), 9.09(c) and 9.10
hereof as of the end of the respective monthly accounting period, quarterly fiscal period or fiscal year.

            9.02 Litigation.

            (a) The Borrower will promptly give to the Administrative Agent, together with copies for each of the Lenders (which copies the Administrative Agent shall promptly forward to the Lenders), notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Subsidiaries, but only if such proceedings, if adversely determined, could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

            (b) Without limiting the generality of the obligations under Section 9.02(a) hereof, the Borrower will give to the Administrative Agent, together with copies for each Lender (which copies the Administrative Agent shall promptly forward to the Lenders), notice of the assertion of any environmental matter by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, but only if such environmental matter or alleged violation, if adversely determined, could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect. In


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addition, the Borrower shall promptly furnish to the Administrative Agent true and complete copies of each environmental audit, assessment or study with respect to the premises subject to the Woodland Hills Lease delivered pursuant to Section 15.3 of such Lease, and the Borrower shall cause the lessor to implement the recommendations (if any) set forth in such report and shall cause the lessor to remediate any identified instances of non-compliance with Environmental Laws which could reasonably be expected to lead to material fines, penalties or liabilities. The Borrower agrees to pursue diligently any claims or remedies under Section 15.4 of the Woodland Hills Lease and the Agreement of Guaranty dated June 13, 1995 from Trizec Properties, Inc. in favor of the Borrower, in each case with respect to the matters covered thereby.

            9.03 Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to:

            (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

            (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect;

            (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

            (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

            (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and



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            (f) permit representatives of any Lender or the Administrative
      Agent, during normal business hours and upon reasonable notice to the Borrower, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

            9.04 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, provided that in any event the Borrower will maintain property damage insurance with respect to the tangible personal and real property subject to the Liens of the Security Documents in such amounts, and subject to such deductibles, as shall be reasonably satisfactory to the Administrative Agent, and shall name the Administrative Agent as loss payee under each policy of such insurance.

            9.05 Prohibition of Fundamental Changes.

            (a) Mergers and Consolidations. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

            (b) Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any Acquisition of, any Person except for:

            (i) purchases of inventory and other Property to be sold or used in the ordinary course of business;

            (ii) Investments permitted under Section 9.08 hereof;

            (iii) Capital Expenditures; and

            (iv) the Borrower and its Wholly Owned Subsidiaries may effect any Acquisition, so long as:

                  (A) the aggregate Purchase Price of all Acquisitions shall not exceed $40,000,000 and the aggregate Purchase Price of any individual Acquisition


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            shall not exceed $15,000,000, provided that the aggregate Purchase
            Price of all Acquisitions of Persons which, after giving effect to such Acquisition, are less than 80% owned by the Borrower and/or any of its Wholly Owned Subsidiaries shall not exceed $20,000,000;

                  (B) each Acquired Entity shall engage in a line of business
            (1) related to the manufacturing, sale, distribution or rental of media and/or film equipment (or any line of business substantially similar to the line(s) of business conducted by the Borrower and its Subsidiaries on the Effective Date) or (2) otherwise acceptable to the Majority Lenders;

                  (C) such Acquisition (if by purchase of assets, merger or
            consolidation) shall be effected in such manner so that the relevant Acquired Entity (and the related assets) is owned by the Borrower and/or any of its Subsidiaries and, if effected by merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving entity;

                  (D) such Acquisition (if by purchase of stock or other
            ownership interests) shall be effected in such manner so that the Acquired Entity becomes either a direct Subsidiary of the Borrower or a direct Subsidiary of a direct Wholly Owned Subsidiary of the Borrower;

                  (E) the Borrower shall deliver to the Administrative Agent, no later than five Business Days prior to the consummation of such Acquisition, a reasonably detailed description of the material terms of such Acquisition (including, without limitation, the business, assets or Person, the Purchase Price thereof, the method and structure of payment thereof and (if such Acquisition involves the purchase of real Property) the estimated fair market value of such Property);

                  (F) to the extent applicable, the Borrower shall have complied
            (or made arrangements satisfactory to the Administrative Agent to comply) with the provisions of Sections 9.15 and 9.17 hereof, including, without limitation, (1) delivery to the Administrative Agent of the certificates evidencing the capital stock or other ownership interests of any new Subsidiary Acquired pursuant to such Acquisition, accompanied by undated stock or other powers executed in blank and


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            (2) delivery to the Administrative Agent of the agreements, instruments, opinions of counsel and other documents required under
            Section 9.17 hereof;

                  (G) the sum, for the Acquired Entity and its Subsidiaries, if
            any (determined on a consolidated basis without duplication in accordance with GAAP), of (a) net income for the period of four consecutive fiscal quarters ending on or most recently prior to the date of such Acquisition (calculated after eliminating extraordinary gains and losses and unusual items) plus (b) income and other taxes (to the extent deducted in determining net income for such period) plus (c) depreciation and amortization and other non-cash charges (to the extent deducted in determining net income for such period) plus (d) the aggregate amount of Interest Expense for such period minus (e) the aggregate amount of interest income for such period plus (f) the aggregate amount of upfront or one-time fees or expenses payable in respect of Interest Rate Protection Agreements during such period (to the extent deducted in determining net income for such period) plus (g) the amount of unrealized foreign exchange losses (net of any gains) (or minus the amount of unrealized foreign exchange gains (net of any losses)) plus (h) expenses, including excess compensation or parachute payments, in connection with such Acquisition (to the extent deducted in determining net income for such period) minus (i) expenditures (including, without limitation, the aggregate amount of assets capitalized under Capital Lease Obligations incurred during such period computed in accordance with
            GAAP) made by the Acquired Entity or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP shall exceed zero;

                  (H) immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred or be continuing;

                  (I) after giving effect to such Acquisition the Borrower shall be in compliance with Section 9.10 hereof (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements of the Borrower and its


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            Subsidiaries are available, under the assumption that such
            Acquisition shall have been made or consummated, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such Acquisition); and

                  (J) on or prior to the date of the consummation of such
            Acquisition, the Borrower shall have delivered to the Administrative Agent a certificate of a Senior Officer showing the calculations in reasonable detail to demonstrate compliance with the requirements of clauses (G) and (I) above and certifying as to clause (H) above.

      In addition, but not as a condition precedent to any Acquisition, the Borrower shall deliver to the Administrative Agent (x) promptly following the consummation of each Acquisition, a copy of the relevant fully executed acquisition agreement (including schedules and exhibits thereto) and (y) with respect to any Acquisition which involves the purchase or other acquisition of real Property (or a lease therefor) having a fair market value of more than $3,000,000, if the Majority Lenders shall have determined, in their reasonable judgment, that grounds exist for believing that a potential liability affecting such Property of a material amount may exist under any Environmental Law, within 30 days following the request of the Majority Lenders (which request may not be given more than 15 days following the consummation of such Acquisition), an environmental risk assessment in respect of such Property from a firm, and in scope and content, reasonably satisfactory to the Majority Lenders.

            (c) Dispositions. The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding:

            (i) Excluded Dispositions;

            (ii) any disposition of Property in connection with the termination or nonrenewal of the lease existing on the Original Closing Date in respect of the premises located in Tarzana, California (or any other lease, provided that the


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      aggregate amount of Property disposed of under all such other leases shall not exceed $250,000); and

            (iii) additional Dispositions having a market value not exceeding $3,000,000 during any fiscal year (in the case of the fiscal year ending December 31, 1996, from and after the Original Closing Date) or $6,000,000 in the aggregate for all such Dispositions.

            (d) Certain Exclusions. Notwithstanding the foregoing provisions of this Section 9.05:

            (i) any Wholly Owned Subsidiary of the Borrower may be merged or consolidated with or into: (x) the Borrower if the Borrower shall be the continuing or surviving corporation or (y) any other Wholly Owned Subsidiary of the Borrower;

            (ii) any Wholly Owned Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Borrower or another Wholly Owned Subsidiary of the Borrower; and

            (iii) the Borrower may cause Panavision Italia S.rl. to be liquidated.

            9.06 Limitation on Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

            (a) Liens created pursuant to the Security Documents;

            (b) Liens in existence on the Effective Date and listed in Part B of
      Schedule I hereto (excluding, however, following the making of any Loans to be made hereunder on the Effective Date, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule
      I);

            (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;


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                                     - 86 -


            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days (but excluding any thereto in relation to the work required to be undertaken by the Borrower and/or the landlord with respect to the premises subject to the Woodland Hills Lease as contemplated by the definitions of "Tenant's Work" and "Landlord's Work" as set forth in Exhibit B thereto) or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

            (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

            (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

            (h) Liens upon real and/or tangible personal Property acquired after the Effective Date (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries, each of which Liens secures Indebtedness under Section 9.07(e) hereof and which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Borrower or such Subsidiary other than the Property so acquired and improvements thereon.


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                                     - 87 -


            9.07 Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

            (a) Indebtedness to the Lenders hereunder;

            (b) Indebtedness outstanding on the Effective Date and listed in Part A of Schedule I hereto;

            (c) Subordinated Indebtedness incurred after the Effective Date in accordance with Section 9.11(a) hereof;

            (d) Indebtedness of Subsidiaries of the Borrower to the Borrower or to other Subsidiaries of the Borrower, and Indebtedness of the Borrower to any Subsidiary of the Borrower; and

            (e) additional Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Sections 9.06(h) hereof) up to but not exceeding $6,000,000 at any one time outstanding.

            9.08 Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) Investments outstanding on the Effective Date, as identified in Part B of Schedule II hereto;

            (b) operating deposit accounts with banks;

            (c) Permitted Investments;

            (d) Investments by the Borrower and its Subsidiaries in the Borrower and its Subsidiaries;

            (e) Interest Rate Protection Agreement not entered into for speculative purposes;

            (f) advances, loans or extensions of credit arising in connection with the sale of inventory or supplies, or the provision of services, by the Borrower or any of its Subsidiaries in the ordinary course of business having a term not exceeding 180 days for the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) or 360 days for any Foreign Subsidiary;


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                                     - 88 -


            (g) loans to directors, officers, employees or agents up to but not exceeding $1,000,000 in the aggregate at any one time outstanding;

            (h) Investments made as a result of the receipt of non-cash consideration from a Disposition permitted under Section 9.05(c) hereof, up to but not exceeding $1,000,000 (with respect to the fair market value of such non-cash consideration) in the aggregate at any one time outstanding;

            (i) Investments in dealers and customers received in connection with any bankruptcy or reorganization of such Person as a result of an Investment otherwise permitted hereunder;

            (j) Investments comprised of progress payments to suppliers up to but not exceeding $1,000,000 in the aggregate at any one time outstanding;

            (k) additional Investments (other than any Investments permitted under any of the foregoing clauses, but excluding any Investments permitted under clause (l) below) of up to but not exceeding $4,000,000 in the aggregate during any fiscal year, provided that in no event shall the aggregate amount of all such Investments exceed $6,000,000; and

            (l) Acquisitions permitted under Section 9.05(b)(iv) hereof.

            9.09 Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment at any time; provided that, so long as at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, the Borrower may:

            (a) if, as of the last day of any fiscal year of the Borrower ending on or after December 31, 1996 (the "preceding fiscal year"), the Total Debt Ratio is less than 2.50 to 1, make Restricted Payments during the succeeding fiscal year in an aggregate amount not exceeding the net income of the Borrower and its Subsidiaries for such preceding fiscal year plus an amount equal to any amount which could previously have been paid under this clause (a) but which was not theretofore paid, provided that the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days (but not more than 20 Business Days) prior to the date of declaration of any such Restricted Payment, a certificate of a Senior Officer setting forth computations in reasonable detail


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                                     - 89 -


      demonstrating compliance with the requirements of this clause (a);

            (b) at any time make Restricted Payments to its partners from that portion of the Net Available Proceeds of any Public Equity Offering not required to be applied as a mandatory prepayment pursuant to Section 2.10(b) hereof in an aggregate amount not exceeding the aggregate amount of capital contributions to the Borrower made from and after the Original Closing Date by the partners of the Borrower, provided that the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days (but not more than 20 Business Days) prior to the date of declaration of the Restricted Payment, a certificate of a Senior Officer setting forth computations in reasonable detail demonstrating compliance with the requirement of this clause (b); and

            (c) Panavision Canada Holdings Inc. may repurchase its shares held by management from time to time, up to but not exceeding $3,000,000 in the aggregate.

            Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower. In addition, notwithstanding anything contained herein to the contrary, the Borrower may (so long as the Borrower is organized as a partnership) make Restricted Payments to its partners or on behalf of its partners in such amounts and at such times as provided in the Partnership Agreement in respect of the Tax Payment Amount.

            9.10 Certain Financial Covenants.

            (a) Total Debt Ratio. The Borrower will not permit the Total Debt Ratio to exceed the following respective ratios at any time during the following respective periods:

            Period                                      Ratio
            ------                                      -----

      From and including the
       Effective Date to and
       including December 30, 1997                    4.50 to 1

      From and including
       December 31, 1997
       to and including
       March 30, 1998                                 4.25 to 1


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

                                     - 90 -


      From and including
       March 31, 1998
       to and including
       September 29, 1998                             4.00 to 1

      From and including
       September 30, 1998
       to and including
       March 30, 1999                                 3.75 to 1

      From and including
       March 31, 1999
       to and including
       September 29, 1999                             3.50 to 1

      From and including
        September 30, 1999
        to and including
        March 30, 2000                                3.25 to 1

      From and including
       March 31, 2000
       and at all times
       thereafter                                     3.00 to 1

            (b) Interest Coverage Ratio. The Borrower will cause the Interest Coverage Ratio to exceed the following respective ratios at the end of each fiscal quarter during the following respective periods:

            Period                                     Ratio
            ------                                     -----

      From and including the
        Effective Date
        through and including
        March 31, 1997                                2.00 to 1

      From and including
        April 1, 1997
        through and including
        March 31, 1998                                2.25 to 1


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                                     - 91 -


      From and including
        April 1, 1998
        and at all times
        thereafter                                    2.50 to 1

            (c) Fixed Charges Ratio. The Borrower will not permit the Fixed Charges Ratio to be less than 1.05 to 1 at the end of any fiscal quarter.

            9.11 Subordinated Indebtedness.

            (a) Incurrence. The Borrower may, at any time after the Effective Date, incur additional Indebtedness so long as each of the following conditions shall be satisfied:

            (i) such additional Indebtedness is subordinated to the obligations of the Borrower to pay principal of and interest on the Loans, the Notes and the other obligations hereunder and under the Loan Documents on terms of subordination, and pursuant to documentation containing other terms (including, without limitation, interest, amortization, covenants and events of default), in each case in form and substance reasonably satisfactory to the Majority Lenders;

            (ii) the Net Available Proceeds of such Indebtedness are applied to the prepayment of the Loans to the extent required by Section 2.10(e) hereof; and

            (iii) after giving effect to the incurrence of such Indebtedness and the application of proceeds thereof, no Default shall have occurred and be continuing.

Any Subsidiary Guarantor may Guarantee such Indebtedness so long as such Guarantee is similarly subordinated to the Guarantee of such Subsidiary Guarantor hereunder upon terms (including, without limitation, terms of subordination) in form and substance reasonably satisfactory to the Majority Lenders.

            (b) Payments and Prepayments. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments or prepayments of principal and interest in respect thereof required


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                                     - 92 -


pursuant to the instruments evidencing such Subordinated Indebtedness.

            9.12 Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage in any line or lines of business activity other than that related to the manufacturing, sale, distribution or rental of media and/or film equipment or lines of business substantially similar to that conducted by the Borrower and its Subsidiaries on the Effective Date.

            9.13 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that, notwithstanding the foregoing:

            (i) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive indemnification and reasonable compensation for his or her services in such capacity;

            (ii) the Borrower and its Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate; and

            (iii) the Borrower and its Subsidiaries may make Permitted Investments in the Warburg Pincus Cash Reserve Fund meeting the requirements of the definition of "Permitted Investments" in Section 1.01 hereof.

            9.14 Use of Proceeds. The Borrower will use the proceeds of the Revolving Credit Loans made hereunder after the Effective Date to finance the ongoing working capital and capital expenditure requirements of the Borrower and its Subsidiaries and


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                                     - 93 -


to provide funds for general corporate purposes of the Borrower and its Subsidiaries, in each case in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

            9.15 Certain Obligations Respecting Subsidiaries.

            (a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new entity that shall constitute a Subsidiary hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to:

            (i) become a "Subsidiary Guarantor" hereunder, and a "Securing Party" under the Security Agreement, pursuant to a Guarantee Assumption Agreement;

            (ii) cause such Subsidiary to take such action (including, without limitation, delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements and executing and delivering mortgages or deeds of trust covering the real Property and fixtures owned or leased by such Subsidiary) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder (provided that any such security interests shall be subject to the provisions of Section 5.04(c) of the Security Agreement and to any Liens permitted under Section 9.06 hereof and existing at the time such entity becomes a Subsidiary); and

            (iii) deliver such proof of partnership or corporate action, incumbency of officers, opinions of counsel (subject to usual and customary exceptions and assumptions) and other documents as is consistent with those delivered by each Obligor pursuant to Section 7.01 hereof on the Effective Date or as the Administrative Agent shall have requested;

provided that, if any such Subsidiary is organized as a corporation under the laws of a jurisdiction other than the


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                                     - 94 -


United States of America or a State thereof (each a "Foreign Subsidiary"), such Subsidiary shall not be required to become a Subsidiary Guarantor hereunder or a Securing Party under the Security Agreement, and the Borrower shall forthwith pledge, or cause to be pledged, to the Administrative Agent (for the benefit of the Lenders) under the Security Agreement (or, at the request of the Majority Lenders, under a pledge or other agreement governed by the law of such Subsidiary's jurisdiction of organization) (x) 66% of the voting capital stock of such Foreign Subsidiary having ordinary voting power for the election of the board of directors of such Foreign Subsidiary and (y) 100% of all other stock of such Foreign Subsidiary.

            (b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries formed or acquired after the Effective Date is a Wholly Owned Subsidiary, except that with respect to Subsidiaries formed or acquired pursuant to Section 9.05(b)(iv) or 9.08(k) hereof, such Subsidiaries shall not be required to be Wholly Owned Subsidiaries. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

            (c) Certain Restrictions. The Borrower will not permit any of its Subsidiaries to enter into, after the Effective Date, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property; provided that the foregoing shall not prohibit (i) any customary nonassignment provisions entered into in the ordinary course of business in leases and other agreements, (ii) any restriction with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, provided that the consummation of such transaction is otherwise permitted under this Agreement, (iii) any restriction pursuant to applicable law or regulations, (iv) any restriction on the sale or other disposition of Property securing Indebtedness as a result of a Lien on such Property, and (v) any


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                                     - 95 -


restriction contained in any instrument constituting Indebtedness permitted under Section 9.07(e) hereof, provided that such restrictions are consistent with, and not materially more restrictive (as conclusively determined in good faith by a Senior Officer) than comparable provisions included in this Agreement.

            9.16 Modifications of Certain Documents. The Borrower will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement, or waiver of any of the provisions of (a) Sections 3.1 and 5.2(c) of the Partnership Agreement or (b) of any other provision of the Partnership Agreement or (in the case of any such Subsidiary or, following the conversion to a corporation, the Borrower) any provision of its respective charter or by-laws (or equivalent documents) or any provision of the Woodland Hills Lease, if in each case such modification, supplement or waiver could reasonably be expected to be adverse to the interests of the Lenders under the Loan Documents, in each case without the prior consent of the Majority Lenders; provided that, the Borrower shall, in any event, notify the Administrative Agent in writing of any proposed modification, supplement or waiver of any provision of any of the foregoing agreements or documents at least ten Business Days prior to proposed effective date of such modification, supplement or waiver.

            9.17 Obligations relating to Collateral Security. The Borrower agrees that in the event it or any of its Subsidiaries (other than any Foreign Subsidiary) shall, after the Effective Date, acquire any real Property, including, without limitation, the entering into of a new lease, in each case involving Property having a fair market value at the time of such acquisition or lease of more than $3,000,000, whether of a new or an existing facility, the Borrower or such Subsidiary, as the case may be, will promptly, upon the request of the Majority Lenders, (a) execute and deliver to the Administrative Agent an appropriate Mortgage covering such real Property, provided that, in the case of any such leasehold interest, the Borrower or such Subsidiary shall use its best efforts to obtain from the respective landlord a consent for the execution and delivery by the Borrower or any such Subsidiary, as the case may be, of a Mortgage covering such leasehold interest and, only upon obtaining such consent, it will immediately execute and deliver to the Administrative Agent an appropriate Mortgage covering such leasehold interest) and (b) satisfy all other requirements with respect thereto as set forth in Section 7.01(h) of the Original Credit Agreement; provided that the lease to be entered into by the Borrower with respect to the premises at 6735 Selma Avenue, Hollywood, California shall not be subject to the provisions of this Section 9.17.


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                                     - 96 -


            Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

            (a) The Borrower shall default in the payment when due (whether at stated maturity or at mandatory or optional prepayment) of (i) any principal of any Loan or Reimbursement Obligation, (ii) any interest on any Loan or Reimbursement Obligation or (iii) any fee or any other amount payable by it hereunder or under any other Loan Document and, in the case of any such default in the payment of any fee or other amount, such default shall continue for two or more Business Days; or

            (b) The Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $2,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or any event specified in any Interest Rate Protection Agreement to which any Obligor is a party shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $2,000,000 or more to become due; or

            (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

            (d) Any of the following shall occur and be continuing: (i) the Borrower shall default in the performance of any of its obligations under any of Sections 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11 or 9.16 hereof;
      (ii) any Obligor shall default in the performance of any of its obligations under Section 5.02 of the Security Agreement; or (iii) any Obligor shall default in the


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                                     - 97 -


      performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or

            (e) The Borrower or any of its Significant Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (f) The Borrower or any of its Significant Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

            (g) A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Significant Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Significant Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Borrower or such Significant Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any of its Significant Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

            (h) A final judgment or judgments for the payment of money of $2,000,000 or more in the aggregate (net of


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                                     - 98 -


      judgment amounts to the extent covered by insurance or indemnity where the insurer or indemnitor, as the case may be, has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Significant Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (i) An event or condition specified in Section 9.01(f) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or, in the opinion of the Majority Lenders, shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

            (j) There shall have been asserted against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries, Affiliates or predecessors that, in the reasonable judgment of the Majority Lenders, are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

            (k) Any of the following events shall occur and be continuing:


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                                     - 99 -


                  (i) any person or group (within the meaning of Rule 13d-5
            under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 13(d) and 14(d) of the Exchange Act (other than Warburg Pincus and the Warburg Affiliates) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% (or such higher percentage as shall be owned at such time by Warburg Pincus and/or the Warburg Affiliates) of the capital stock of the Company on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights);

                  (ii) a majority of the Board of Directors of Panavision Inc.
            shall no longer be composed of individuals (x) who are members of said Board on the Effective Date, (y) whose election or nomination to said Board has been approved by individuals referred to in the foregoing clause (x) constituting at the time of such election or nomination at least a majority of said Board or (z) whose election or nomination to said Board was approved by individuals referred to in the foregoing clauses (x) and (y) constituting at the time of such election or nomination at least a majority of said Board; or

                  (iii) Panavision Inc. shall cease to be the General Partner of the Borrower; or

            (l) The Liens created by the Security Documents shall at any time not (other than by reason of the action of the Administrative Agent or any of the Lenders) constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;


                                Credit Agreement

THEREUPON:

            (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent may, (and, upon the direction of the Majority Lenders, shall) by notice to the Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and

            (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

            In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Borrower hereunder and under the Notes to be due and payable), the Borrower agrees that it shall, if requested by the Administrative Agent or the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


                                Credit Agreement

            Section 11. The Administrative Agent.

            11.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents (and specifically as agent under the U.K. Pledge Agreement) with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
11.05 hereof and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

            (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

            (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder;

            (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

            (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of


                                Credit Agreement
any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee (or Registered Holder, as the case may be) of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrower to such assignment or transfer (to the extent required by Section 12.06(b) hereof).

            11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

            11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders or all of the Lenders.


                                Credit Agreement

            11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

            11.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Borrower under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 12.03 hereof) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

            11.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the


                                Credit Agreement

Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

            11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

            11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right (with the consent of the Borrower, such consent not to be unreasonably withheld) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon


                                Credit Agreement
succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

            11.09 Consents under Other Loan Documents. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented.

            Section 12. Miscellaneous.

            12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            12.02 Notices. All notices, requests and other communications provided for herein and in the Security Documents


                                Credit Agreement

(including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Borrower, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            12.03 Expenses, Etc. The Borrower agrees to pay or reimburse each of the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the extensions of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated);
(b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

            The Borrower hereby agrees to indemnify the Administrative Agent and each Lender and their respective


                                Credit Agreement
directors, officers, trustees, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Borrower will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by the Mortgages or any part of the collateral thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Borrower or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Borrower and its Subsidiaries, at such site or facility.

            12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Majority Lenders, or by the


                                Credit Agreement

Borrower and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for any payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Borrower to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types or Classes of Loans, (vii) alter the terms of this Section 12.04, (viii) modify the definition of the term "Majority Lenders" or "Majority Revolving Credit Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (ix) release any Subsidiary Guarantor from any of its guarantee obligations under Section 6 hereof (except in connection with the disposition of such Subsidiary in a transaction permitted hereunder or to which the Majority Lenders shall have consented), or (x) waive any of the conditions precedent set forth in Section 7.01 hereof; (b) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent; and (c) any modification or supplement of Section 6 hereof shall require the consent of each Subsidiary Guarantor.

            12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            12.06 Assignments and Participations.

            (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

            (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest (but only with the consent of, (x) in the case of its outstanding Commitments, the Borrower and the Administrative Agent, which consent in either case shall


                                Credit Agreement
not be unreasonably withheld and, (y) in the case of the Revolving Credit Commitment or a Letter of Credit Interest, the Issuing Lender), provided that:

            (i) no such consent by the Borrower, the Administrative Agent or the Issuing Lender shall be required in the case of any assignment to another Lender (or any of its Affiliates);

            (ii) except to the extent the Borrower and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000, and after giving effect thereto, the assigning Lender shall have Commitments and Loans in an aggregate amount of at least $5,000,000;

            (iii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment and Letter of Credit Interest is assigned to the respective assignee;

            (iv) each such assignment by a Lender of its Term Loans shall be made in such manner so that the same portion of its Term Loans and Term Loan Commitment is assigned to the respective assignee; and

            (v) each such assignment shall be effected pursuant to an Assignment and Acceptance substantially in the form of Exhibit G hereto, executed by the assigning Lender and the assignee and delivered to the Administrative Agent for its acceptance and recording in the register referred to below.

Upon execution and delivery of such Assignment and Acceptance, and subject to the consent thereto by the Borrower, the Administrative Agent and the Issuing Lender to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Borrower, the Administrative Agent and the Issuing Lender), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the


                                Credit Agreement
assigning Lender shall pay the Administrative Agent an assignment fee of $3,000. The Administrative Agent shall maintain a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing by the Borrower to each Lender from time to time. The entries in such register shall be conclusive, in the absence of clearly demonstrable error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded therein as the owner of the Loan or Loans recorded therein for all purposes of this Agreement. Such register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.

            (c) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrower to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loans, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loans, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the term of such Lender's related Commitment or extend the amount or date of any scheduled reduction of such Commitment pursuant to Section 2.04 hereof, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 11.09 or
12.04 hereof, requires the consent of each Lender.



                                Credit Agreement

            (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Borrower, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and
(ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder (except that such assignment shall release the assigning Lender to the extent the same is effected in accordance with the provisions of paragraph (b) above).

            (e) A Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

            (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender, except that this paragraph (f) shall not prohibit any such assignment or participation to any Affiliate of the Borrower that is a bank or trust company organized under the laws of the United States of America or a State thereof and that is supervised by the Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve.

            (g) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, the Borrower shall maintain, or cause to be maintained, a register (which will be separate from the register referred to in the last sentence of Section 12.06(b) hereof) that, at the request of the Borrower, shall be kept by the Administrative Agent on behalf of the Borrower at no charge to the Borrower at the address to which notices to the Administrative Agent are to be sent hereunder, on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on such register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loan (and the Registered Note, if any, evidencing the same) may be effected by registration of such assignment or


                                Credit Agreement
transfer on such register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. The register referred to above in this Section 12.06(g) shall be available for inspection by the Borrower and any Lender that is a Registered Holder at any reasonable time upon reasonable prior notice.

            12.07 Survival. The obligations of the Borrower under Sections 5.01, 5.05, 5.06, 5.07 and 12.03 hereof, the obligations of each Subsidiary Guarantor under Section 6.03 hereof, and the obligations of the Lenders under Section
11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

            12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties


                                Credit Agreement
hereto may execute this Agreement by signing any such counterpart.

            12.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including, without limitation, its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            12.12 Treatment of Certain Information; Confidentiality.

            (a) The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of Section 12.12(b) hereof as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

            (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in


                                Credit Agreement
accordance with their customary procedures for handling confidential information of the same nature, any non-public information supplied to it by the Borrower pursuant to this Agreement that is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities, Inc.), (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Lender as provided in Section 12.12(a) hereof or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit F hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans or Letter of Credit Interest hereunder); provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b) hereof.

            12.13 Limitation of Liability of Partners. No Partner or any officer, employee, servant, controlling Person, executive, director, agent, authorized representative or affiliate of any such Partner (herein referred to as "operatives") shall be liable for payments due hereunder or under the Notes or other Loan Documents or for the performance of any obligation by the Obligors hereunder or thereunder. The sole recourse of the Lenders and the Administrative Agent for satisfaction of the obligations of the Obligors under or in respect of this Agreement, the Notes and the other Loan Documents shall be against the Obligors party thereto and the Collateral (as such


                                Credit Agreement
term is defined in the respective Security Documents) and not against any assets or Property of any such Partner or its operatives.


                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    BORROWER


                                    PANAVISION INTERNATIONAL, L.P.

                                    By Panavision Inc.,
                                        its General Partner


                                    By  /s/ Jeffrey J. Marcketta
                                        ----------------------------------
                                        Title: Executive Vice President

                                    Address for Notices:

                                       Panavision International, L.P.
                                       6219 De Soto Avenue
                                       Woodland Hills, CA 91367-2602

                                    Attention: Jeffrey J. Marcketta
                                    Telecopier No.: (818) 316-1110
                                    Telephone No.:  (818) 316-1000


                                Credit Agreement

                                    SUBSIDIARY GUARANTORS

                                    [NONE AS OF THE EFFECTIVE DATE]


                                Credit Agreement

                                          LENDERS


Revolving Credit Commitment               THE CHASE MANHATTAN BANK
$21,700,000.00

Term Loan Commitment                      By /s/ Tracey A. Navin
$9,300,000.00                               ----------------------------
                                            Title:  Vice President

                                          Lending Office for all Loans:

                                            The Chase Manhattan Bank
                                            1 Chase Manhattan Plaza
                                            New York, New York 10081

                                          Address for Notices:

                                            The Chase Manhattan Bank
                                            1 Chase Manhattan Plaza
                                            New York, New York 10081

                                            Attention:  Tracey Navin
                                            Telephone:  212-552-5953
                                            Telecopier:  212-552-4905


                                Credit Agreement

Revolving Credit Commitment               CIBC INC.
$14,000,000.00

Term Loan Commitment                      By /s/ Cynthia H. McCahill
$6,000,000.00                               ------------------------------
                                            Title: Director

                                          Lending Office for all Loans:

                                             425 Lexington Avenue
                                             8th Floor
                                             New York, NY  10017

                                          Address for Notices:

                                             425 Lexington Avenue
                                             8th Floor
                                             New York, NY  10017

                                             Attention:  Cynthia McCahill
                                             Telecopier No.:  212-856-3558
                                             Telephone No.:  212-856-3971


                                Credit Agreement

Revolving Credit Commitment               THE FIRST NATIONAL BANK OF BOSTON
$13,300,000.00

Term Loan Commitment                      By /s/ Robert F. Milordi
$5,700,000.00                                ---------------------------
                                             Title: Managing Director

                                          Lending Office for all Loans:

                                             The First National Bank of
                                               Boston
                                             100 Federal Street
                                             Boston, MA  02110

                                          Address for Notices:

                                             The First National Bank of
                                               Boston
                                             Media and Communications,
                                             MS:  01-08-08
                                             100 Federal Street
                                             Boston, MA  02110

                                             Telephone No.:  (617) 434-5747
                                             Telecopier No.: (617) 434-3401
                                             Attention: Jeff Wakelin


                                Credit Agreement

Revolving Credit Commitment                 THE BANK OF NOVA SCOTIA
$13,300,000.00

Term Loan Commitment                      By /s/ Brian S. Allen
$5,700,000.00                                ----------------------------
                                             Title: Senior Relationship
                                                    Manager

                                          Lending Office for all Loans:

                                              The Bank of Nova Scotia
                                              New York Agency
                                              One Liberty Plaza
                                              New York, NY  10006

                                           Address for Notices:

                                              The Bank of Nova Scotia
                                              New York Agency
                                              One Liberty Plaza
                                              New York, NY  10006

                                              Telephone No.:  (212) 225-5030
                                              Telecopier No.: (212) 225-5090
                                              Attention: Brian S. Allen


                                Credit Agreement

Revolving Credit Commitment                 BANK OF HAWAII
$7,700,000.00

Term Loan Commitment                        By /s/ Elizabeth O. MacLean
$3,300,000.00                                 ---------------------------
                                              Title: Vice President

                                          Lending Office for all Loans:

                                              Bank of Hawaii
                                              130 Merchant Street
                                              20th Floor
                                              Honolulu, Hawaii  96813

                                           Address for Notices:

                                              Bank of Hawaii
                                              1850 North Central Avenue
                                              Suite 400
                                              Phoenix, AZ 85004

                                              Telephone No.:  (602) 257-2437
                                              Telecopier No.: (602) 257-2235
                                              Attention: Beth MacLean


                                Credit Agreement

                                    ADMINISTRATIVE AGENT


                                           THE CHASE MANHATTAN BANK,
                                            as Administrative Agent


                                           By /s/ Tracey A. Navin
                                              ----------------------
                                              Title:  Vice President

                                           Address for Notices to
                                           the Administrative Agent:

                                              The Chase Manhattan Bank
                                              1 Chase Manhattan Plaza
                                              8th Floor
                                              New York, New York  10081

                                              Attention:  Agent Bank Services
                                              Telecopier No.: (212) 552-5658
                                              Telephone No.:  (212) 552-7400


                                Credit Agreement

                                                                Schedule I

                            MATERIAL AGREEMENTS AND LIENS

                            [Section 8.12(a), (b) 9.07(b)]

A.  MATERIAL AGREEMENTS:
    Purchase order #228514 to Hughes E. L. Can in the aggregate principal amount of $756,740 due 1996.

    Purchase orders #242066 and 242067 to Hughes E. L. Can in the aggregate principal amount of $405,650 due in 1998.

    Purchase orders #241630 and 241631 to Hughes E. L. Can in the aggregate principal amount of $377,271 due in 1996.

    Purchase orders #241369, 241370 and 241371 to Hughes E. L. Can in the aggregate principal amount of $1,127,968 due in 1997 and 1998.


B.  LIENS:
    None.





                                Schedule I

                                                                     SCHEDULE II


                             SUBSIDIARIES AND INVESTMENTS

                                [Section 8.15(a), (b)]

A.  Subsidiaries.

WHOLLY-OWNED SUBSIDIARIES OF      PANAVISION EUROPE LIMITED
THE BORROWER                      Place of Incorporation: United Kingdom
                                  Authorized 9,000,000 shares
                                  Issued and fully paid 8,800,002 ordinary shares of L1.00 par value
                                  Percentage Owned: 100% of Issued Shares

                                  PANAVISION CANADA HOLDINGS, INC.
                                  Place of Incorporation: Ontario
                                  Authorized capital: an unlimited number
                                  of common shares
                                  Issued:  2,500 common shares
                                  Percentage Owned: 100% of Issued Shares


WHOLLY-OWNED SUBSIDIARIES OF      LEE FILTERS LIMITED
PANAVISION EUROPE LIMITED         Place of Incorporation: United Kingdom
                                  Authorized 1,000 shares Issued and fully paid 2 ordinary shares of L1.00 par value
                                  Percentage Owned: 100% of Issued Shares

                                  CAMERA BELLOWS LIMITED
                                  Place of Incorporation: United Kingdom
                                  Authorized 1,000 shares Issued and fully paid 2 ordinary shares of L1.00 par value Percentage Owned: 100% of Issued Shares

                            SCHEDULE II

                                  COLORTRAN LIMITED
                                  Place of Incorporation: United Kingdom
                                  Authorized 100 shares Issued and fully
                                  paid 2 shares of
                                  L1.00 par value
                                  Percentage Owned: 100% of Issued Shares


                                  JOE DUNTON CAMERAS LIMITED
                                  Place of Incorporation: United Kingdom
                                  Authorized 100 shares of L1.00 par value
                                  Percentage Owned: 100% of Issued Shares


WHOLLY-OWNED SUBSIDIARY OF        PANAVISION (CANADA) CORPORATION
PANAVISION CANADA                 Place of Incorporation: Ontario
HOLDINGS, INC.                    Authorized share capital: an unlimited
                                  number of class A, B, C, D and E common
                                  shares Issued 100,000 common shares
                                  Percentage Owned: 100% Management Options:
                                  Pursuant to an Employee Share Purchase
                                  and Shareholders Agreement, dated as of
                                  January 20, 1995, among the Borrower,
                                  Panavision Canada Holdings, Inc., Panavision
                                  (Canada) Corporation and certain Management
                                  Employees named therein, the Borrower has granted the Management Employees certain options to purchase shares of Panavision
                                  Canada Holdings, Inc. on a fully diluted basis. The Management Employees may purchase up to 15% collectively of the issued and outstanding shares.


                                SCHEDULE II

                                SCHEDULE II

WHOLLY-OWNED SUBSIDIARY OF        PANA TRUCK LEASING CORPORATION
PANAVISION (CANADA) CORPORATION   Place of Incorporation: Ontario
                                  Authorized share capital:  unlimited
                                  Issued 100 shares, par value $1.00 per share
                                  Percentage Owned: 100% of issued shares.

SUBSIDIARY OF PANAVISION          PANAVISION ITALIA S.R.L.
EUROPE LTD.                       Place of Incorporation:  Italy
                                  Authorized 65,000,000 Italian Lire
                                  Panavision Europe Ltd. owns 64,946,000
                                  Italian Lire.
                                  Percentage Owned: 100%

B.  Investments:

PANY Rental, Inc. (New York)      The Borrower owns $333 in
                                  common stock which represents 33% ownership.
                                  The Borrower has a $450,000 note receivable due May 30, 2004 which bears interest at 9% per year.

Aaton S.A. (Grenoble, France)     The Borrower paid $924,507 for
                                  21,594 shares of common stock which
                                  represents 45% ownership. The Borrower
                                  holds 50% of the voting stock.

Cosharp Printer Number One        The Borrower paid $12,499 for
                                  one unit of thirty outstanding partnership units which represents 3.3% ownership.

Panavision Inc. (Delaware)        The Borrower Loaned $48,125,600 to
                                  Panavision Inc. in exchange for a Demand
                                  Note which bears interest at the rate of 6.83% per annum.

                              SCHEDULE II

                                                                    Schedule III
                              REAL PROPERTY

LEASES:  [Section 8.18]

PROPERTY ADDRESS           LANDLORD                         EXPIRATION DATE
----------------           --------                         ---------------

Panavision Tarzana         Trizec Properties Inc.           May 30, 2012
6219 Desoto Ave.
Woodland Hills, CA 91367

Panavision Hollywood       McCadden Place Partners          December 31, 1996
6779 Hawthorne Ave.
Hollywood, CA 90028

Panavision Hollywood       (This is Hollywood's new         December 31, 2006
6735 Selma Ave.            building lease which is
Hollywood, CA 90028        scheduled to start 1/1/97)


Panavision Florida/N.C.    Universal City Florida Partners  January 31, 1998
2000 Universal Studios
Plaza Suite 900
Orlando, FL 32819-7606

Panavision Florida/N.C.    Carolco Studios Inc.             Month to month
1223 No. 23rd St.
Wilmington, NC 28405

Panavision Tarzana         VP Self Storage                  Month to month
VP Self Storage
18716 Oxnard St.
Unit 2310
Tarzana, CA 91356

Corporate New York         Conde Nast Publications          January 6, 1999
Two Grand Center Tower
140 East 45th Street
35th Floor
New York, NY 10017

Panavision Canada          A. Farber Associates, Trustee     Month to Month
629 Eastern Avenue         in Bankruptcy for Eastern Mall
Toronto, Ontario M4M 1E4   Limited
Canada




                              SCHEDULE III

PROPERTY ADDRESS           LANDLORD                         EXPIRATION DATE
----------------           --------                         ---------------

Panavision Canada          I. Trasolini                     Month to month
3999 Second Ave.
Burnaby, B.C. V5C 3W9
Canada

Lee Filters U.S.           Kenneth J. Maurer &              May 14, 1997
2301 W. Victory Blvd.      Ema W. Maurer, Trustees under
Burbank, CA 91506          the Kenneth & Ema Maurer
                           family trust



Lee Filters U.S.           Mejor Verde L.L.C.               January 31, 1999
375 North St.
Unit F
Teterboro, NJ 07608

Panavision Europe          Shepperton Studios LTD           March 30, 1999
Part Building 37 & Room
310 in the Old House
Shepperton Studios
Studios Road, Shepperton
Middlesex, TW17 0QD
United Kingdom

Panavision Europe          Thames Water Utilities LTD       August 30, 1999
Pipetrack Land at
Wycombe Road
Wembley, Middlesex TW17 0QD

United Kingdom             Sunset Developments LTD          January 31, 1998
Panavision Europe
Unit 13, Sunset Business Centre
Manchester Road,
Kearsley
Bolton BL4 8SG
United Kingdom


                              SCHEDULE III

PROPERTY ADDRESS           LANDLORD                         EXPIRATION DATE
----------------           --------                         ---------------

Panavision Europe          Keyfield Property Company LTD    March 17, 1997
Cinema House
93 Wardour Street
London, W1V 3TE
United Kingdom

Panavision Europe          Council of the Valley            July 5, 2004
Unit 3, Kingsway
Walworth Industrial
Estate
Andover, Hants

United Kingdom             Test Valley Borough Council      July 6, 2108
Panavision Europe
Plot 38, Walworth
Industrial Estate
Andover, Hampshire
United Kingdom

Panavision Europe          Ardmore Studios                  September 12, 1996
Ardmore Studios
Herbert Road, Bray
County Wicklow, Ireland

Panavision Europe          Mr. & Mrs. Kirchheim             Six month notice
17 Avenue Victor Hugo                                       as of June 15, 1996
92220 Bagneux
Paris, France


Owned:

Panavision Europe          N/A
Binatone Plaza
Wycombe Road, Wembly
Middlesex, HAO 10N
United Kingdom

Panavision Europe          N/A
Wycombe Road, Wembley
Middlesex, HAO 10N
United Kingdom


                               SCHEDULE III

PROPERTY ADDRESS           LANDLORD                         EXPIRATION DATE
----------------           --------                         ---------------

The following property is subleased by the Borrower:

Dataproducts, Inc.         N/A                              January 31, 1998
6219 Desoto Ave.
Woodland Hills, CA 91367


                                     SCHEDULE III

                                                                     Schedule IV

                PARTNERSHIP AND OTHER EQUITY INTERESTS OF THE BORROWER

                                    [Section 8.14]

A.   [Section 8.14(a)]


Partners                   Nature of Interest    Interest
Panavision Inc.            General Partner        40 General Partner
                                                     Class A Units
                                                  70 General Partner
                                                     Class B Units

Panavision Inc.            Limited Partner       170 Class A Units
                                                 560 Class B Units
                                                 Sr. Equity Units ($12.5mm)

Keepco I, Inc.             Limited Partner       350 Class A Units
                                                 150 Class B Units
                                                 Sr. Equity Units ($20mm)

Keepco II, Inc.            Limited Partner       350 Class A Units
                                                 150 Class B Units
                                                 Sr. Equity Units ($20mm)

WCS-Panavision Corporation Limited Partner       90 Class A Units
                                                 70 Class B Units

B.   [Section 8.14(b)]

     None.


                                     SCHEDULE IV

                                                                      Schedule V
                                      LITIGATION

                                    [Section 8.03]
None.

                                     SCHEDULE V

                                                                     Schedule VI
                                        TAXES

                                    [Section 8.09]
None.

                                     SCHEDULE VI

                                                                    Schedule VII


                                ENVIRONMENTAL MATTERS

                                    [Section 8.13]
UNITED KINGDOM

    As required by the Environmental Protection Act (1990 United Kingdom), Lee Filters is required to reduce the emission of Volatile Organic Compounds (VOC's) into the atmosphere to comply with new stringent UK emission standards. The control technology selected has a possible cost of L1,300,000. Orders must be placed by December 31, 1996 in order to demonstrate full compliance by the final date.


                                     SCHEDULE VII

                                                                     EXHIBIT A-1


                           [Form of Revolving Credit Note]

                                   PROMISSORY NOTE


Principal Sum $_______________                                  __________, 1996
Lender: ______________________                                New York, New York

         FOR VALUE RECEIVED, PANAVISION INTERNATIONAL, L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the Lender set forth above (the "Lender") [or registered assigns], for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank in New York, New York, the Principal Sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         [This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the register maintained for such purpose by or on behalf of the Borrower as provided in Section 12.06(g) of the Credit Agreement.]

         The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Lender.

         This Note is one of the Revolving Credit Notes [(constituting a Registered Note)] referred to in the Second Amended and Restated Credit Agreement dated as of December 5,



______________________________
1    Bracketed language to be inserted into Registered Notes


                      REVOLVING CREDIT NOTE

1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto (including the Lender) and The Chase Manhattan Bank, as Administrative Agent, and evidences Revolving Credit Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              PANAVISION INTERNATIONAL, L.P.


                              By Panavision Inc.,
                                 its General Partner


                              By_________________________
                                Title:


                      REVOLVING CREDIT NOTE

                SCHEDULE OF REVOLVING CREDIT LOANS

         This Note evidences Revolving Credit Loans made, Continued or
Converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                                Amount
   Date      Prin-                               Paid,
  Made,      cipal                   Duration    Prepaid    Unpaid
 Continued   Amount  Type             of        Continued   Prin-
   or          of     of   Interest  Interest       or      cipal   Notation
 Converted    Loan   Loan   Rate     Period     Covnerted   Amount  Made by
----------   -----  -----  --------  --------   ---------   ------  --------

                                                                     EXHIBIT A-2


                     [Form of Term Loan Note]

                         PROMISSORY NOTE


Principal Sum $_______________                                 ___________, 1996
Lender:  _____________________                                New York, New York

         FOR VALUE RECEIVED, PANAVISION INTERNATIONAL, L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the Lender set forth above (the "Lender") [or registered assigns], for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank in New York, New York, the Principal Sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         [This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the register maintained for such purpose by or on behalf of the Borrower as provided in Section 12.06(g) of the Credit Agreement.]

         The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Facility A Term Loans made by the Lender.

         This Note is one of the Term Loan Notes [(constituting a Registered
Note)] referred to in the Second Amended and Restated Credit Agreement dated as of December 5, 1996 (as modified and supplemented and in effect from time to time, the


______________________________
2        Bracketed language to be inserted into Registered Notes

                          TERM LOAN NOTE

"Credit Agreement") between the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto (including the Lender) and The Chase Manhattan Bank, as Administrative Agent, and evidences Term Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms and conditions specified therein.

         Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                  PANAVISION INTERNATIONAL, L.P.


                                  By Panavision Inc.,
                                     its General Partner


                                  By_________________________
                                    Title:


                          TERM LOAN NOTE

                      SCHEDULE OF TERM LOANS

         This Note evidences Term Loans made, Continued or Converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:


                                                Amount
   Date      Prin-                               Paid,
  Made,      cipal                   Duration    Prepaid    Unpaid
 Continued   Amount  Type             of        Continued   Prin-
   or          of     of   Interest  Interest       or      cipal   Notation
 Converted    Loan   Loan   Rate     Period     Covnerted   Amount  Made by
----------   -----  -----  --------  --------   ---------   ------  --------



                          TERM LOAN NOTE

                                                                       EXHIBIT B


         [Form of Amendment No. 1 to Security Agreement]

              AMENDMENT NO. 1 TO SECURITY AGREEMENT


         AMENDMENT NO. 1 TO SECURITY AGREEMENT dated as of May 8, 1996 between PANAVISION INTERNATIONAL, L.P., a Delaware limited partnership (the "Borrower"); each of the subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereof (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"); and THE CHASE MANHATTAN BANK, as agent for the lenders or other financial institutions party, as lenders, to the Second Amended and Restated Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

         The Borrower, the Subsidiary Guarantors and the Administrative Agent are parties to a Security Agreement dated as of May 8, 1996 (the "Security Agreement"), pursuant to which the Borrower and the Subsidiary Guarantors have pledged and granted a security interest in the Collateral (as defined therein) as security for the Secured Obligations (as so defined) including, inter alia, obligations of the Borrower and the Subsidiary Guarantors under a Credit Agreement dated as of May 8, 1996 (the "Original Credit Agreement") between the Borrower, the Subsidiary Guarantors, certain lenders and the Administrative Agent, as amended by an Amended and Restated Credit Agreement dated as of September 10, 1996 (the "Existing Credit Agreement") between the Borrower, the Subsidiary Guarantors, certain lenders and the Administrative Agent. Concurrently with the execution and delivery of this Amendment, the parties to the Existing Credit Agreement are amending and restating the Existing Credit Agreement to decrease the amount of credit available thereunder and to amend certain of the other provisions thereof pursuant to a Second Amended and Restated Credit Agreement dated as of December 5, 1996 (as modified and supplemented and in effect from time to time, the "Restated Credit Agreement").

         To induce said lenders to amend and restate the Existing Credit Agreement pursuant to the Restated Credit Agreement, and to extend credit thereunder, the parties hereto wish to amend the Security Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Security Agreement are used herein as defined therein.

              AMENDMENT NO. 1 TO SECURITY AGREEMENT

         Section 2. Amendments. Upon the execution and delivery of this Amendment by the Company and the Agent, but effective as of the date hereof, the Security Agreement shall be amended as follows:

         A. References in the Security Agreement to "this Agreement" shall be deemed to be references to the Security Agreement as amended hereby.

         B. References in the Security Agreement to the "Credit Agreement" shall be deemed to be references to the Restated Credit Agreement.

         Section 3. Confirmation of Pledge. Each of the Securing Parties hereby confirms its prior pledge and grant to the Administrative Agent, for the benefit of the Lenders party to the Restated Credit Agreement, of a security interest in all of its right, title and interest in and to the Collateral.

         Section 4. Miscellaneous. Except as herein provided, the Security Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

              AMENDMENT NO. 1 TO SECURITY AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Security Agreement to be duly executed and delivered as of the day and year first above written.

                                  PANAVISION INTERNATIONAL, L.P.

                                  By Panavision Inc.,
                                     its General Partner


                                  By_________________________
                                    Title:


                                  SUBSIDIARY GUARANTORS

                                  [NONE AS OF THE DATE HEREOF]




                                  THE CHASE MANHATTAN BANK,
                                    as Administrative Agent


                                  By_________________________
                                    Title:


              AMENDMENT NO. 1 TO SECURITY AGREEMENT

                                                                       EXHIBIT C


                       [Letterhead of Willkie Farr & Gallagher]




                             December 5, 1996


To the Lenders party to the Credit
  Agreement referred to below and
  The Chase Manhattan Bank,
  as Administrative Agent

         Re:  Panavision International, L.P.
              ------------------------------

Ladies and Gentlemen:

         We have acted as New York counsel to Panavision International, L.P., a Delaware limited partnership (the "Company"), and its general partner, Panavision Inc., a Delaware corporation (the "General Partner"), in connection with (i) the Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 5, 1996, between the Company, the Subsidiary Guarantors party thereto, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for extensions of credit to be made by said Lenders to the Company in an aggregate principal amount not exceeding $100,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to
Section 7.01(f) of the Credit Agreement.

         In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

         (a)  the Credit Agreement;

Willkie Farr & Gallagher
December 5, 1996
Page 2

         (b) the Notes being executed and delivered on the date hereof to the Lenders on the date hereof (the "Notes");

         (c) the Security Agreement dated as of May 8, 1996, between the Borrower, certain of the Obligors and the Administrative Agent, as amended by Amendment No. 1 thereto (the "Security Agreement");

         (d) the Second Modification of Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing with respect to the Mortgage of the Woodland Hills Lease dated as of December 5, 1996 (the "Second Modification"); and

         (e) such records of the Company and the General Partner and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (e) above) are collectively referred to as the "Credit Documents".

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Company and the General Partner.

         In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company and the General Partner):

Willkie Farr & Gallagher
December 5, 1996
Page 3

           (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii)   all signatories to such documents have been duly authorized;
                 and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         We are members of the bar of the State of New York only; and we express no opinion as to the laws of any jurisdiction other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America (the "SUBJECT LAWS").

         To the extent that any opinion herein is given to the "Actual Knowledge of the Primary Lawyer Group", such phrase means the conscious awareness of facts or other information by any attorney of this firm who signed this opinion, had active involvement in negotiating any of the Credit Documents or is primarily responsible for providing any opinion contained herein.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

Willkie Farr & Gallagher
December 5, 1996
Page 4

         1. The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The Company has all requisite partnership power to execute and deliver and to perform its obligations under the Credit Documents. The General Partner has the corporate power to execute and deliver on behalf of the Company all Credit Documents to which the Company is a party. The Company has all requisite partnership power to borrow under the Credit Agreement.

         3. The execution, delivery and performance by the Company and the borrowings by the Company under the Credit Agreement, have been duly authorized by all necessary partnership action on the part of the Company. The execution and delivery by the General Partner on behalf of the Company of the Credit Documents have been duly authorized by all corporate action on the part of the General Partner.

         4. Each Credit Document has been duly executed and delivered by the Company.

         5. Each of the Credit Documents (other than the Second Modification and the provisions of the Security Agreement relating to any Trademark Collateral (as defined in the Security Agreement), as to which we express no opinion) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether

Willkie Farr & Gallagher
December 5, 1996
Page 5

    considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

         6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency under the Subject Laws is required on the part of the Company or the General Partner for the execution, delivery or performance by any Person of any of the Credit Documents or for the borrowings by the Company under the Credit Agreement, except for the filing of Uniform Commercial Code financing statements in respect of the Liens created pursuant to the Security Documents and recordings in respect of the Liens created pursuant to the Mortgage with respect to the Woodland Hills Lease.

         7. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Documents to which the Company is a party do not and will not (a) contravene the Company's certificate of limited partnership or its amended and restated partnership agreement, (b) violate any provision of the charter or by-laws of the General Partner, (c) violate any applicable law, rule or regulation under the Subject Laws, or (d) to the Actual Knowledge of the Primary Lawyer Group violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or the General Partner.

         8. The execution, delivery and performance by the Company and the consummation by the Company of the transactions contemplated by, the Credit documents to which it is a party do not and will not, to the Actual Knowledge of the Primary Lawyer Group, result in a breach of, constitute a default under, require any

Willkie Farr & Gallagher
December 5, 1996
Page 6

    consent (except any which has been obtained) under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to, the terms of any such agreement or instrument.

         9. To the Actual Knowledge of the Primary Lawyer Group, there are no legal or arbitral proceedings, or proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Company or its Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

         10. The Security Agreement is effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "UNIFORM COMMERCIAL CODE") in all of the right, title and interest of the Company in, to and under the Collateral (as defined in the Security Agreement) owned by the Company as collateral security for the payment of the Secured Obligations (as defined in the Security Agreement) of the Company, except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the Uniform Commercial Code, (b) the security interest in Collateral in which the Company acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Company may be limited by Section

Willkie Farr & Gallagher
December 5, 1996
Page 7

    552 of the Bankruptcy Code and (c) the creation of a security interest in any Pledged Stock (as defined in the Security Agreement) constituting a "security" (as defined in Section 8-102(1)(c) of the Uniform Commercial
    Code) requires the transfer of said Pledged Stock to the Administrative Agent pursuant to Section 8-313(1) of the Uniform Commercial Code, which transfer in the case of a "certificated security" (as defined in Section 8-102(1)(a) of the Uniform Commercial Code) may be effected in the manner contemplated by paragraph 11 below.

         11. The security interest referred to in paragraph 10 above in that portion of the Collateral (as defined in the Security Agreement) consisting of a certificated security (including the Pledged Stock under and as defined in the Security Agreement) or an instrument (as defined in
    Section 9-105(1)(i) of the Uniform Commercial Code) will, upon the creation of such security interest, be perfected by the Administrative Agent taking and thereafter retaining possession thereof (or any certificates representing any such certificated security) in the State of New York.

         12. With respect to any portion of the Collateral (as defined in the Security Agreement) consisting of a certificated security (including the Pledged Stock under and as defined in the Security Agreement), if such security interest therein is perfected by the Administrative Agent in the manner specified in paragraph 11 above in good faith and without notice of any adverse claim (as defined in Section 8-302(2) of the Uniform Commercial
    Code) and indorsed to the Administrative Agent or in blank, any perfected security interest therein will have priority over all other security interests theretofore or thereafter created under the Uniform Commercial Code, except that the priority of the Administrative Agent's security interest therein may be subject to liens on securities referred to in
    Section 8-321(2) of the

Willkie Farr & Gallagher
December 5, 1996
Page 8

    Uniform Commercial Code which may be perfected for a period of 21 days after transfer pursuant to Section 8-313(1)(i) thereof without any further action.

         The foregoing opinions are subject to the following comments and qualifications:

         (A) The enforceability of Section 12.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

         (B)  Clause (iii) of the second sentence of Section
    6.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially altered.

         (C) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

         (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
    York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 12.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents, (iv) whether a Federal of

Willkie Farr & Gallagher
December 5, 1996
Page 9

    state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Documents, or (v) the waiver of inconvenient forum set forth in the third sentence of Section
    12.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) with respect to proceedings in the United States District Court for the Southern District of New York.

         (E) We wish to point out that the obligations of the Company, and the rights and remedies of the Administrative Agent and the Lenders, under the Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Security Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by the Security Agreement.

         (F) With respect to our opinion in paragraphs 10, 11 or 12 above, we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral (as defined in the Security Agreement) (i) to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto, (ii) consisting of uncertificated securities (as defined in Section 8-102(b) of the Uniform Commercial Code), (iii) consisting of fixtures, timber to be cut or minerals (including oil and gas) or
    (iv) covered by a certificate of title.

Willkie Farr & Gallagher
December 5, 1996
Page 10

         (G) We wish to point out that the acquisition by the Company after the initial extension of credit under the Credit Agreement of an interest in Property that becomes subject to the Lien of the Security Agreement may constitute a voidable preference under Section 547 of the Bankruptcy Code.

         (H) We express no opinion as to the existence of, or the right, title or interest of the Company in, to or under, any of the Collateral (as defined in the Security Agreement).

         (I) Except as expressly provided in paragraphs 10 through 12 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in the Security Agreement).

         (J) We have made no independent investigations except as specifically set forth herein.

         (K) We further advise you that we are not assuming any obligation to notify the Administrative Agent or the Lenders of any changes in this opinion as a result of any facts that may come to our attention in the future which may cause a change in this opinion, including any action necessary to maintain perfection of the security interest referred to in this opinion.

Willkie Farr & Gallagher
December 5, 1996
Page 11

         At the request of our clients, this opinion letter is, pursuant to
Section 7.01(f) of the Credit Agreement, provided to you by us in our capacity as counsel to the Company and the General Partner and may not be relied upon by any Person (except any permitted assignee of a Lender, who may rely upon this opinion as if it were addressed to it) for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                             Very truly yours,

                             /s/ Willkie Farr & Gallagher

                                                                       EXHIBIT D

                   [Letterhead of Milbank, Tweed, Hadley & McCloy]






                                  December 5, 1996



To the Lenders party to the Credit
  Agreement referred to below and
  The Chase Manhattan Bank, as
  Administrative Agent


Ladies and Gentlemen:

         We have acted as special New York counsel to The Chase Manhattan Bank ("Chase") in connection with (i) the Second Amended and Restated Credit Agreement (the "CREDIT AGREEMENT") dated as of December 5, 1996 between Panavision International, L.P. (the "BORROWER"), the Subsidiary Guarantors party thereto, the lenders party thereto and Chase, as Administrative Agent, providing for extensions of credit to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $100,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 7.01(g) of the Credit Agreement.

         In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

         (a)     the Credit Agreement;

         (b) the Notes being executed and delivered on the date hereof to the Lenders on the date hereof (the "NOTES");

         (c) the Security Agreement dated as of May 8, 1996, between the Borrower, certain of the Obligors and the Administrative Agent, as amended by Amendment No. 1 thereto (the "SECURITY AGREEMENT"; and

         (d) such records of the Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (d) above) are collectively referred to as the "CREDIT DOCUMENTS".

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.

         In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

         (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to the Borrower) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

        (ii)   all signatories to such documents have been duly authorized; and

       (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (partnership, corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 12.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) Clause (iii) of the second sentence of Section 6.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially altered.

          (C) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
     York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 12.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents, (iv) whether a Federal of state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Documents, or (v) the waiver of inconvenient forum set forth in the third sentence of Section 12.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) with respect to proceedings in the United States District Court for the Southern District of New York.

          (E) We wish to point out that the obligations of the Borrower, and the rights and remedies of the Administrative Agent and the Lenders, under the Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Security Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by the Security Agreement.

          (F) We express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in the Security Agreement).

          (G) We note that there are no Subsidiary Guarantors party to the Credit Documents on the date hereof.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          At the request of our client, this opinion letter is, pursuant to
Section 7.01(g) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                              Very truly yours,

                              /s/ Milbank, Tweed, Hadley & McCloy
WJM/RJW

                                                                       EXHIBIT E


                       [Form of Guarantee Assumption Agreement]

                            GUARANTEE ASSUMPTION AGREEMENT


          GUARANTEE ASSUMPTION AGREEMENT dated as of ____________ __, 199_, by _______________________, a ______________ corporation (the "ADDITIONAL
SUBSIDIARY GUARANTOR"), in favor of THE CHASE MANHATTAN BANK, as administrative agent for the lenders or other financial institutions or entities party, lenders, to the Credit Agreement referred to below (in such capacity together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

          Panavision International, L.P., a Delaware limited partnership, the "Subsidiary Guarantors" referred to therein, certain lenders named therein (the "LENDERS"), and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of December 5, 1996 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT").

          Pursuant to Section 9.15(a) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Credit Agreement, and a "Securing Party" for all purposes of the Security Agreement. Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 6.01 of the Credit Agreement) in the same manner and to the same extent as is provided in Section 6 of the Credit Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 8.01, 8.04, 8.05 and 8.06 of the Credit Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement (with any reference in said Sections to the Loan Documents being deemed to include a reference to this Agreement). In addition, Annexes 1, 2, 3 and 4 to the Security Agreement shall be deemed to be supplemented in respect of the Additional Subsidiary Guarantor as specified in Appendix A hereto.


                         GUARANTEE ASSUMPTION AGREEMENT

          IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.


                                        [ADDITIONAL SUBSIDIARY GUARANTOR]


                                        By_____________________________
                                          Title:


Accepted and Agreed:

THE CHASE MANHATTAN BANK,
  as Administrative Agent


By_________________________
  Title:


                         GUARANTEE ASSUMPTION AGREEMENT

                                                                      APPENDIX A



Supplement to Annex 1:

     [To be completed]



Supplement to Annex 2:

     [To be completed]



Supplement to Annex 3:

     [To be completed]



Supplement to Annex 4:

     [To be completed]


                         GUARANTEE ASSUMPTION AGREEMENT

                                                                       EXHIBIT F


                         [Form of Confidentiality Agreement]

                              CONFIDENTIALITY AGREEMENT


                                                     [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]



               Re: Second Amended and Restated Credit Agreement dated as of December 5, 1996 (the "CREDIT AGREEMENT") between Panavision International, L.P. (the "BORROWER"), the Subsidiary Guarantors party thereto, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent.

Dear Ladies and Gentlemen:

          As a Lender party to the Credit Agreement, we have agreed with the Borrower pursuant to Section 12.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 12.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and each Obligor) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, PROVIDED that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a


                           CONFIDENTIALITY AGREEMENT
violation of Section 12.12 of the Credit Agreement), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to your counsel or to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over you or any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities, Inc.), (vi) in connection with any litigation to which you or any one or more of the Lenders or the Administrative Agent are a party, or in connection with the enforcement of rights or remedies under the Credit Agreement or under any other Loan Document,
(vii) to a subsidiary or affiliate of yours as provided in Section 12.12(a) of the Credit Agreement or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; PROVIDED, FURTHER, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

          If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 12.12 of the Credit Agreement on the date upon which you become a Lender under the Credit Agreement pursuant to Section 12.06(b) thereof.


                           CONFIDENTIALITY AGREEMENT

     Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                              Very truly yours,


                              [INSERT NAME OF LENDER]



                              By_________________________


The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By_________________________


                           CONFIDENTIALITY AGREEMENT

                                                                       EXHIBIT G


                         [Form of Assignment and Acceptance]


                              ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Second Amended and Restated Credit Agreement dated as of December 5, 1996, as amended, supplemented or otherwise modified from time to time (the "CREDIT AGREEMENT"), among Panavision International, L.P. (the "BORROWER"), each of the subsidiary guarantors party thereto (each a "SUBSIDIARY GUARANTOR", and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Borrower, the "OBLIGORS"), each of the lenders party thereto (each a "LENDER", and, collectively, the "LENDERS"), and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein with the same meanings.

          [___________] (the "ASSIGNOR") and [__________] (the "ASSIGNEE") agree as follows:

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date set forth in Schedule 1 hereto (the "EFFECTIVE DATE"), an interest (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as set forth on Schedule 1 (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount and percentage for each Assigned Facility as set forth on Schedule 1.

          2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or


                       FORM OF ASSIGNMENT AND ACCEPTANCE
document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Sections [9.01(b) and (c)] thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 12.06(b) of the Credit Agreement, effective as of the Effective Date which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent and shall in no event be earlier than the date the information contained herein is recorded in the Register pursuant to Section 12.06(b) of the Credit Agreement).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments


                       FORM OF ASSIGNMENT AND ACCEPTANCE
of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.

          6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in Section 12.07 of the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed on Schedule 1 hereto by their respective duly authorized officers.


                       FORM OF ASSIGNMENT AND ACCEPTANCE

                                    Schedule 1 to
                              Assignment and Acceptance
            relating to the Second Amended and Restated Credit Agreement,
                            dated as of December 5, 1996,
                  among Panavision International, L.P. as Borrower,
               the Lenders named therein and The Chase Manhattan Bank,
                       as administrative agent for the Lenders
                    (in such capacity, the "Administrative Agent")


Name of Assignor:  _______________

Name of Assignee:  _______________

Effective Date of
Assignment:        _______________



                    Principal Amount       Percentage of
Assigned Facility       Assigned        Aggregate Commitment
-----------------   ----------------    --------------------










[ASSIGNOR]                    [ASSIGNEE]


By_______________________          By________________________
  Title:                        Title:


                       FORM OF ASSIGNMENT AND ACCEPTANCE

[Consented to and] Accepted:

THE CHASE MANHATTAN BANK,
  as Administrative Agent


By_________________________
  Title:


[Consented to:

PANAVISION INTERNATIONAL, L.P. (3)

By Panavision Inc.,
  its General Partner


By_________________________
  Title:]


[Consented to:

THE CHASE MANHATTAN BANK, (4)
  as Issuing Lender


By_________________________
  Title:]

___________________________________

3    If required by 12.06(b) of the Credit Agreement.



4    If required by 12.06(b) of the Credit Agreement.


                       FORM OF ASSIGNMENT AND ACCEPTANCE